Exhibit 99.1
CONTRIBUTION AND SALE AGREEMENT
by and among
The Parties Identified on Schedule A
as
the Contributors,
on the one hand,
and
American Campus Communities, Inc.
and
American Campus Communities Operating Partnership LP
together as
the Contributee,
on the other hand
Dated as of December 2, 2005

i

SCHEDULES

Schedule A	Contributors
Schedule B	Allocated Earnest Money
Schedule C	Assumed Loans
Schedule D	Allocated Retained Amount
Schedule 2.1	Property Contributors
Schedule 2.1(a)	Real Property
Schedule 2.1(c)	Personal Property
Schedule 2.1(e)	Service Contracts
Schedule 2.1(g)	Retained Trademarks
Schedule 2.2	Equity Contributors and Contributing Parties
Schedule 3.1	Allocation of Contribution Value
Schedule 3.2(a)	Contributors Representatives
Schedule 7.1(c)-1	Title Exceptions
Schedule 7.1(c)-2	Real Property Exceptions
Schedule 7.1(d)	Personal Property Exceptions
Schedule 7.1(e)	Pending Tenant Claims
Schedule 7.1(f)	Equipment
Schedule 7.1(g)	Casualty Losses
Schedule 7.1(j)	Legal Requirements
Schedule 7.1(k)	Environmental Matters
Schedule 7.1(l)	Mold
Schedule 7.1(m)	Litigation
Schedule 7.1(n)	Utilities
Schedule 7.1(p)	Notices
Schedule 7.1(s)	Assumed Loan Documents
Schedule 7.1(t)	Taxes
Schedule 7.3(i)	Unit Issuances
Schedule 9.1(k)	Rental Rates
Schedule 11.2	Assessments

EXHIBITS

Exhibit A	Form of Partnership Agreement Amendment
Exhibit B	Form of Agency Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Distributee Agreement
Exhibit E	Form of Bill of Sale
Exhibit F	Form of Contract Assignment and Assumption Agreement
Exhibit G	Form of Deed
Exhibit H	Form of Equity Interest Assignment and Assumption Agreement
Exhibit I	Form of Agreement Regarding Tax Matters
Exhibit J	Form of Right of First Offer Agreement with Royal Development
Exhibit K	Form of Addendum A
Exhibit L	Form of Purchase and Sale Agreement
Exhibit M	Form of Agreement Regarding Employee Matters

CONTRIBUTION AND SALE AGREEMENT
     This CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) dated as of December 2, 2005 (the “Effective Date”) is made and entered by and among each of the entities identified on Schedule A (each, a “Contributor” and collectively, the “Contributors”), on the one hand; and American Campus Communities, Inc., a Maryland corporation (the “Company”), and American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Operating Partnership” and, together with the Company, the “Contributee”), on the other hand.
     WHEREAS, the Contributors own and operate student housing properties; and
     WHEREAS, the Contributors desire to transfer, convey, contribute and assign to the Operating Partnership or its designees the properties and assets specified herein and the Contributee desires to acquire the same from the Contributors, each in accordance with the terms and subject to the conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
     For purposes of this Agreement, the following terms shall have the following meanings:
     “Action” shall mean any claim, suit, litigation, labor dispute, arbitration, investigation or other action or proceeding.
     “Additional Property Information” shall have the meaning set forth in Section 6.2.
     “Addendum A” shall mean an agreement substantially in the form attached hereto as Exhibit K.
     “Agreement” shall have the meaning set forth in the introduction hereto.
     “Allocated Earnest Money” shall mean, for each Property, the portion of the aggregate Earnest Money allocated to such Property as set forth on Schedule B.
     “Anti-Terrorism Law” shall mean Executive Order 13224, as amended; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06 et seq.; the Iraqi Sanctions Act, Pub.L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act; the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597.

     “Assigned Value” shall have the meaning specified in Section 3.5.
     “Assumed Loan Documents” shall mean, with respect to each Assumed Loan, all documents, instruments and agreements evidencing, governing, securing and guaranteeing such Assumed Loan.
     “Assumed Loans” shall mean all obligations listed on Schedule C regardless of whether such obligations are assumed or paid at the Closing as provided in Section 3.3.
     “Audit” shall have the meaning set forth in Section 17.1.
     “Average Share Price” shall mean the average of the daily closing share prices of a Share on the New York Stock Exchange during the four calendar months preceding the last full Business Day prior to the expiration of the Inspection Period.
     “Base Amount” shall mean, as to any Real Property, the aggregate number of beds located in living units in such Real Property times $436.
     “Beneficially Own” shall have the meaning set forth in the Exchange Act.
     “Board” shall mean the Board of Directors of the Company.
     “Books and Records” shall have the meaning set forth in Section 2.1(f).
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Austin, Texas are authorized or required by law to close.
     “Cash Consideration” shall have the meaning set forth in Section 3.4.
     “Casualty” shall have the meaning set forth in Section 14.1.
     “Casualty Notice” shall have the meaning set forth in Section 14.1.
     “Change in Control” shall mean (i) if the existing Board no longer constitutes a majority of such board or (ii) the acquisition of voting securities of the Company by any “person” (as such term is used in Section 13(d) of the Exchange Act) (other than the Company or any of its Subsidiaries) or “group” (as defined in Section 13(d)(3) of the Exchange Act) with the result that after such acquisition, such person or group Beneficially Owns more than 30% of the Company’s then outstanding voting securities or (iii) the public announcement of an acquisition the consummation of which would result in any person or group Beneficially Owning more than 30% of the Company’s then outstanding voting securities.
     “Claim” shall have the meaning set forth in Section 19.5.
     “Claim Notice” shall have the meaning set forth in Section 19.5.
     “Closing” shall mean the closing of the contributions of the Property or the related Equity Interests.

     “Closing Date” shall mean the date of the Closing, which shall occur on or before 30 days after the Earnest Money becomes non-refundable pursuant to Section 4.4.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Common Units” shall mean common units of limited partnership interest in the Operating Partnership.
     “Common Unit Value” shall mean $23.50; provided, however, that in the event that the Average Share Price is less than $23.50, then the Common Unit Value shall be equal to the greater of (i) the Average Share Price and (ii) $22.50.
     “Company” shall have the meaning set forth in the introduction hereto.
     “Condemned Property” shall have the meaning set forth in Article 15.
     “Confidentiality Agreement” shall mean the letter agreement, dated June 22, 2005, between Royal Properties and the Contributee.
     “Construction Warranties” shall have the meaning set forth in Section 2.1(h).
     “Contract Assignment and Assumption Agreements” shall have the meaning set forth in Section 10.2(a).
     “Contributee” shall have the meaning set forth in the introduction hereto.
     “Contributee Event of Default” shall have the meaning specified in Section 16.1(b).
     “Contributee Indemnified Party” shall have the meaning set forth in Section 19.1(a).
     “Contributee Material Adverse Effect,” with respect to the Contributee, shall mean a material adverse effect (or any development that, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, properties, assets, prospects, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or their ability to consummate the transactions contemplated by this Agreement, other than (in each case) (i) changes contemplated by this Agreement or any other documents or instruments executed and delivered in connection with the transactions contemplated by this Agreement and/or (ii) any change in any Legal Requirements subsequent to the Effective Date.
     “Contributing Party” shall have the meaning set forth in Section 2.2.
     “Contribution Value” shall have the meaning set forth in Section 3.1.
     “Contributor Event of Default” shall have the meaning specified in Section 16.1(a).
     “Contributor Material Adverse Effect,” with respect to any Contributor or Contributing Party, shall mean a material adverse effect (or any development that, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, properties, assets, prospects, results of operations or financial condition of such

Contributor or Contributing Party, as the case may be, or its ability to consummate the transactions contemplated by this Agreement, other than (in each case) (i) changes contemplated by this Agreement or any other documents or instruments executed and delivered in connection with the transactions contemplated by this Agreement and/or (ii) any change in any Legal Requirements subsequent to the Effective Date.
     “Contributor Tax Period” shall have the meaning set forth in Section 17.1.
     “Contributors” shall have the meaning set forth in the introduction hereto.
     “Contributors Closing Documents” shall have the meaning set forth in Section 10.2.
     “Contributors Representatives” shall have the meaning set forth in Section 3.2(a).
     “Covered Contributor Party” shall have the meaning set forth in Section 19.1.
     “Damaged Property” shall have the meaning set forth in Section 14.1.
     “Damages” shall have the meaning set forth in Section 19.1(a).
     “Deeds” shall have the meaning set forth in Section 10.2(a).
     “Distributee” shall mean any person who receives Units pursuant to this Agreement, in the case of any of the Contributors that is an entity, pursuant to a distribution to its constituent shareholders, partners or members, or pursuant to a distribution of Units received by any of the Contributors as a nominee for an equity holder of a Contributor.
     “Distributee Agreement” shall have the meaning set forth in Section 9.6.
     “Earnest Money” shall have the meaning set forth in Section 4.1.
     “Effective Date” shall have the meaning set forth in the introduction hereto.
     “Equipment Leases” shall have the meaning set forth in Section 6.1(o).
     “Equity Contributors” shall have the meaning set forth in Section 2.2.
     “Equity Interests” shall mean, with respect to any entity, all ownership interests, both voting and non-voting, that represent an equity interest in such entity, including, without limitation, all stock, partnership interests (both general and limited) and membership interests.
     “Escrowee” shall mean Heritage Title Company of Austin, Inc., Austin, Texas, Attention: Terri Nassour.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exchange Portion” shall have the meaning set forth in Section 21.16.
     “Fee” shall have the meaning set forth in Section 16.2(b).

     “GAAP” shall have the meaning set forth in Section 8.1(f).
     “Governing Law” shall have the meaning specified in Section 21.5.
     “Governmental Authority” shall mean, with respect to any party or the Real Property, any applicable agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over such party or over all or any part of the Real Property or the management, operation, use or improvement thereof.
     “Hazardous Materials” shall mean any petroleum products, flammables, explosives, radioactive materials, asbestos, radon or other hazardous waste including substances defined as “hazardous substances,” “hazardous materials” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, and the Resources Conversation and Recovery Act, and any other material or substance whose use, storage, handling or disposal is regulated by any applicable law or regulation concerning human health and safety.
     “Improvements” shall have the meaning set forth in Section 2.1(a).
     “Income Tax Returns” shall have the meaning set forth in Section 17.1.
     “Indebtedness” shall mean, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money, whether secured or unsecured, (ii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (iv) all guarantees of such person of any such indebtedness of any other person.
     “Indemnification Amount” shall have the meaning specified in Section 19.9.
     “Independent Consideration” shall have the meaning set forth in Section 4.5.
     “Initial Deposit” shall have the meaning set forth in Section 4.1.
     “Inspection Period” shall mean the period beginning on the Effective Date and ending 60 days after the Effective Date.
     “Insurance Coverage” shall have the meaning set forth in Section 9.1(g).
     “Insurance Policies” shall have the meaning set forth in Section 6.1(c).
     “Intangible Property” shall have the meaning set forth in Section 2.1(e).
     “Land” shall have the meaning set forth in Section 2.1(a).
     “Leases” shall have the meaning set forth in Section 2.1(d).

     “Legal Requirements” shall have the meaning set forth in Section 7.1(c).
     “Lenders” shall mean the lenders under or holders of the Assumed Loans.
     “Liabilities” shall mean liabilities, Indebtedness, obligations, damages, commitments, expenses, claims or guarantees of any nature (whether absolute, accrued, contingent or otherwise).
     “Like-Kind Exchange” shall have the meaning set forth in Section 21.16.
     “Loan Assumption Documents” shall have the meaning set forth in Section 3.3.
     “Major Casualty” shall have the meaning set forth in Section 14.1.
     “Material Taking” shall have the meaning set forth in Article 15.
     “Non-Permitted Exceptions” shall have the meaning set forth in Section 5.2(b).
     “Observation Rights” shall have the meaning set forth in Section 9.7.
     “Operating Partnership” shall have the meaning set forth in the introduction hereto.
     “Operating Statements” shall have the meaning set forth in Section 6.1(e).
     “Owners” shall mean, collectively, the Contributing Parties, the Parent Entities and the Equity Contributors.
     “Parent Entity” shall have the meaning specified in Section 2.2.
     “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.
     “Partnership Agreement Amendment” shall mean the form of Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached hereto as Exhibit A.
     “Permits and Licenses” shall have the meaning set forth in Section 2.1(e).
     “Permitted Exceptions” shall have the meaning set forth in Section 5.2(b).
     “Personal Property” shall have the meaning set forth in Section 2.1(c).
     “Preferred Unit Value” shall mean $26.75; provided, however, that in the event that the Common Unit Value is less than $23.50, then the Preferred Unit Value shall be equal to the Common Unit Value times 1.1383.
     “Preferred Units” shall mean series A preferred units of limited partnership interest in the Operating Partnership.

     “Property” shall have the meaning set forth in Section 2.1.
     “Property Contributors ” shall have the meaning set forth in Section 2.1.
     “Property Documents” shall have the meaning set forth in Section 6.4.
     “Property Information” shall have the meaning set forth in Section 6.1.
     “Property Information Delivery Date” shall have the meaning set forth in Section 6.1.
     “Proposed Acquisition Transaction” shall have the meaning set forth in Section 9.8.
     “Purchase and Sale Agreements” shall mean the Purchase and Sale Agreements to be entered into by the Operating Partnership and the Contributors in the attached hereto as Exhibit L.
     “Qualifying Income” shall have the meaning set forth in Section 16.2(b).
     “Real Property” shall have the meaning set forth in Section 2.1(b).
     “Registration Rights Agreement” shall mean the registration rights and lock-up agreement to be entered into by the Company, the Operating Partnership and the Holders (as defined therein) on or prior to the Closing Date in the form attached hereto as Exhibit C.
     “Rehired Employees” shall mean the individuals employed by Royal Apartments who will be rehired by the Contributee after the Closing Date pursuant to the Agreement Regarding Employee Matters.
     “REIT” shall have the meaning set forth in Section 8.1(j)(ii).
     “REIT Requirements” shall have the meaning set forth in Section 16.2(b).
     “Rent Roll” shall have the meaning set forth in Section 6.1(a).
     “Retained Amount” shall mean an aggregate amount equal to (i) $300,000 times the number of Property Contributors plus (ii) 3.5% of the Assigned Value of the Property owned by the Equity Contributors, which aggregate amount shall be allocated among the Contributors as set forth on Schedule D.
     “ROFO Agreement” shall mean the right of first offer agreement between Royal Apartments and the Contributee in the form of Exhibit J.
     “Royal Apartments” shall mean Royal Apartments USA, Inc.
     “SEC” shall mean the Securities and Exchange Commission.
     “SEC Documents” shall have the meaning set forth in Section 8.1(e).
     “Securities Act” shall mean the Securities Act of 1933, as amended.

     “Security Deposits” shall have the meaning set forth in Section 2.1(d).
     “Service Contracts” shall have the meaning set forth in Section 2.1(e).
     “Share” shall mean a share of common stock, par value $.01 per share, of the Company.
     “Subsidiary” shall mean (i) any entity of which the Company (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and (ii) any entity in which the Company (or other specified entity) is a general partner or joint partner, including, without limitation, the Operating Partnership.
     “Surveys” shall have the meaning set forth in Section 5.1.
     “Survival Period” shall mean a period of one year after the Closing.
     “Tax Opinion” shall have the meaning set forth in Section 16.2(b).
     “Tax Matters Agreement” shall mean the Agreement Regarding Tax Matters in the form of Exhibit I attached hereto.
     “Taxes” shall mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.
     “Tenants” shall have the meaning set forth in Section 2.1(d).
     “Termination Notice” shall have the meaning set forth in Section 4.4.
     “Title Commitments” shall have the meaning set forth in Section 5.2(a).
     “Title Company” shall mean, with respect to the Real Property located in Texas, Heritage Title Company of Austin, Inc., and, with respect to each other Real Property, Lawyer’s Title Insurance Corporation, Chicago, Illinois.
     “Title Policies” shall have the meaning set forth in Section 5.2(c).
     “Title Review Period” shall have the meaning specified in Section 5.2(b).
     “Trademarks” shall have the meaning set forth in Section 2.1(g).

     “Unapproved Property” shall mean a Property as to which this Agreement has been terminated pursuant to Sections 5.2(b), 5.2(c) or 16.1(a).
     “Units” shall mean collectively, the Common Units and the Preferred Units.
     “Withdrawn Property” shall have the meaning set forth in Section 3.5.
ARTICLE 2
SUBJECT OF CONVEYANCE
     Section 2.1 Conveyances of the Property. In accordance with the terms and conditions of this Agreement and subject to the Contributee’s performance and satisfaction of the conditions, covenants and obligations contained herein, each of the Contributors set forth on Schedule 2.1 (the “Property Contributors”) shall convey to the Operating Partnership or its designee all of its right, title and interest in and to the following assets (or the Equity Interests in entities owning all rights, title and interest to such assets as described in Section 2.2 hereof, as applicable):
          (a) the real property listed on Schedule 2.1(a), along with the legal descriptions thereof (collectively, the “Land”), and all of the improvements located on the Land, whether completed or under construction (the “Improvements”);
          (b) all rights, privileges, grants and easements appurtenant to the Contributor’s interest in the Land and the Improvements, if any, including, without limitation, all of the Contributor’s right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land and the Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the “Real Property”);
          (c) all personal property, fixtures, equipment and inventory, and (to the extent assignable) computer programming and software owned or licensed by the Contributor, in each case located on or used in connection with any of the Real Property, including but not limited to those items listed on Schedule 2.1(c) (the “Personal Property”);
          (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the “Leases”), and all rents, additional rents, reimbursements, profits, income, receipts, deposits, fees and any amounts deposited under the Leases in the nature of refundable security (the “Security Deposits”) for the performance of the obligations of the parties occupying space at the Real Property pursuant to the Leases (the “Tenants”);
          (e) all of the Contributor’s right, title and interest in and to (i) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Real Property and the Personal Property to the extent that any of the foregoing are assignable (including with such consents to assignment as may be required and obtained pursuant to this Agreement) (collectively, the “Permits and Licenses”); and (ii) the contracts and agreements listed on Schedule 2.1(e) for the servicing, maintenance, management and operation of the Real Property, including, without limitation, equipment leases and other agreements affecting the Real Property and all such contracts and agreements entered into subsequent to the Effective Date (the “Service Contracts” and, together with the Permits and Licenses, the “Intangible Property”), in each case to the extent assignable;
          (f) all books, records, current promotional material, current tenant data, current leasing material and forms, rent rolls for the 30 month period immediately preceding the Effective Date, current rent rolls, files, statements, Tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by the Contributor that are or may be used by the Contributor in the use and operation of the Real Property or the Personal Property (collectively, the “Books and Records”);
          (g) except as set forth on Schedule 2.1(g), all trademarks, trade names or symbols, if any, under which the Real Property (or any part thereof) is operated (the “Trademarks”), to the extent assignable;
          (h) all warranties and guaranties covering all or any part of the Real Property and the Improvements, including, without limitation, manufacturer’s warranties relating to any Personal Property and all warranties and guaranties provided by any general contractor, subcontractors or materialmen providing labor and/or materials to the Real Property (collectively, the “Construction Warranties”), to the extent assignable; and
          (i) all other rights, privileges and appurtenances owned by the Contributor, if any, related in any way to the rights and interests described above in this Section 2.1, in each case, to the extent assignable.
          The Real Property, the Personal Property, the Leases, the Security Deposits, the Intangible Property, the Books and Records, the Trademarks, the Construction Warranties and the other property interests being transferred pursuant to this Section 2.1 are hereinafter collectively referred to as the “Property,” which term may mean all the Property of the Contributors collectively, or, when so indicated by the context, may refer only to that portion of the Property owned by an individual Contributor.
     Section 2.2 Conveyances of Equity Interests. In accordance with the terms and conditions of this Agreement and subject to the Contributee’s performance and satisfaction of the conditions, covenants and obligations contained herein, each of the parties listed on Schedule 2.2 (each, a “Contributing Party” and collectively, the “Contributing Parties”) shall convey to the Operating Partnership or its designee 100% of the Equity Interests in the parent entity (each, a “Parent Entity” and collectively, the “Parent Entities”) of each Contributor listed on Schedule 2.2 (the “Equity Contributors”). The Contributors hereby agree that the Contributing Parties shall have a valid, legal and enforceable obligation to convey and assign to the Operating Partnership or its designee on the Closing Date their respective Equity Interests, on the terms and subject to the conditions of this Agreement, and the Contributee shall have the right to seek specific performance of such obligation in accordance with Section 16.2. The Contributors shall cause each Contributing Party to consummate the conveyance and assignment of its respective Equity Interests at Closing and, on or prior to Closing, to execute and deliver to the Operating Partnership an Addendum A pursuant to which each such Contributing Party agrees to be bound by the terms of this Agreement with the same force and effect as if it were an original signatory hereto.
     Section 2.3 Forms of Conveyances. The parties agree that each Property located (a) in the States of Texas, Tennessee, Arizona and Kentucky will be conveyed to the Operating Partnership or its designee pursuant to Section 2.1 and (b) in the State of Florida will be conveyed to the Operating Partnership or its designee pursuant to Section 2.2. Notwithstanding the foregoing, in the event that, prior to 5:00 p.m., Central Time, on 10th Business Day following the Effective Date, the Contributors Representatives provide evidence reasonably satisfactory to the Contributee of the consent of each constituent partner of the Contributors that own the Property located in the States of Arizona and Kentucky to the conveyance of the applicable Property pursuant to Section 2.2, each such Property will be conveyed pursuant to Section 2.2 and the Contribution Value shall be $245,000,000.
ARTICLE 3
VALUE AND PAYMENT TERMS
     Section 3.1 Contribution Value. Subject to the provisions of Section 2.3, the total value assigned by the Contributee to the Property is $243,500,000 (the “Contribution Value”), which shall be paid by the Operating Partnership at the Closing as set forth below and allocated among the Real Property and the Personal Property as set forth in Schedule 3.1.
     Section 3.2 Issuance of Units.
          (a) Issuance. Prior to the expiration of the Inspection Period, the persons set forth on Schedule 3.2(a), as the designated representatives of the Contributors (the “Contributors Representatives”), will notify the Contributee in writing of the number and type of Units each of the Contributors elect to receive at the Closing, if any, but in no event shall more than an aggregate of 3,250,000 Units be issued at the Closing; provided that if the Contributors elect to receive Units, they must receive not less than $15,000,000 of Units at the Closing, valued at the Common Unit Value or the Preferred Unit Value, as applicable. If such notice is not received by the Contributee prior to the expiration of the Inspection Period, the Contributors will be deemed to have elected to receive 3,000,000 Common Units and no Preferred Units at the Closing. The Contributors Representatives shall give the Contributee notice at least ten Business Days before the Closing Date of the name, address and other reasonable information required by the Company or the Operating Partnership of or relating to the Distributees to which the Units are to be issued at the Closing. At the Closing, the Operating Partnership shall issue and deliver to the Contributors Representatives that number of Common Units and/or Preferred Units that the Contributors elected or deemed to have elected to receive pursuant to this Section 3.2(a).
          (b) Rights, Preferences and Restrictions. The Units shall have the rights, terms and preferences as set forth in the Partnership Agreement (as amended by the Partnership Agreement Amendment). The Units issued at the Closing shall be subject to such restrictions on transferability and shall have such registration rights as provided in the Registration Rights Agreement and the Partnership Agreement Amendment.

          (c) Valuation. The value of the Common Units issued at the Closing shall equal the Common Unit Value and the value of the Preferred Units issued at the Closing shall equal the Preferred Unit Value.
     Section 3.3 Assumption of Indebtedness. At the Closing, except as otherwise set forth in this Section 3.3, the Operating Partnership or its designee shall assume and agree to pay and perform all indebtedness and obligations of the Contributors under all Assumed Loans relating to the Property, and, to the extent permitted by the respective Lenders, the Contributors and their affiliates shall be released from any and all liability for such Assumed Loans. At the Closing, the Operating Partnership shall execute and deliver all such documents and instruments (the “Loan Assumption Documents”) reasonably required by the Lenders of the Assumed Loans being assumed at the Closing to evidence such assumption and release in form satisfactory to such Lenders and the Operating Partnership. In addition, the approval of the released Contributor, which approval shall not be unreasonably withheld, delayed or conditioned, shall be required only with respect to (i) the form of the release of liability under the Assumed Loans and (ii) the liability under the Assumed Loans that may be incurred after the Closing Date by the released Contributor. The Operating Partnership shall be responsible for all fees and costs associated with the assumption of each of the Assumed Loans up to a maximum equal to 1% of the outstanding principal amount of each Assumed Loan assumed at Closing. If a Lender (a) does not allow an assumption of an Assumed Loan for any reason other than a failure of a Contributor to comply with the provisions of this Section 3.3 or (b) requires substantially more onerous terms than those to which a Contributor is subject, then the Contributee shall, at its election, either (1) prepay or defease all such Assumed Loans, and Contributee shall be responsible for costs and penalties related thereto, including but not limited to yield maintenance penalties, or (2) terminate this Agreement in its entirety upon delivery of written notice thereof to the Contributors. If a Lender charges an assumption fee in excess of 1% of the outstanding principal amount of such Assumed Loan, then the Contributee shall so notify the Contributors, and the Contributors shall be responsible for any excess assumption fee.
     Section 3.4 Cash Consideration. At the Closing, the Operating Partnership shall pay the Contributors, to accounts designated by the Contributors Representatives, an amount of cash (the “Cash Consideration”) equal to (i) the Contribution Value minus (ii) the following items: (a) the Initial Deposit, (b) the Earnest Money, (c) the outstanding principal balance plus all accrued and unpaid interest thereon as of the Closing Date on the Assumed Loans, (d) the Assigned Value of each Withdrawn Property, (e) the Retained Amount, (f) the net amount of adjustments calculated pursuant to Article 11 (if such net amount is due the Operating Partnership), (g) the number of Common Units to be issued at the Closing pursuant to Section 3.2(a) times the Common Unit Value and (h) the number of Preferred Units to be issued at the Closing pursuant to Section 3.2(a) times the Preferred Unit Value; provided that the Units comprising the Retained Amount shall not be deducted more than once for purposes of this Section 3.4.
     Section 3.5 Withdrawn Property. A “Withdrawn Property” shall be any Unapproved Property, Damaged Property or Condemned Property as to which this Agreement has been terminated pursuant to Section 5.2(b), Section 5.2(c), Section 14.1, Article 15 or Section 16.1(a). In the event any Property becomes a Withdrawn Property, the Allocated Earnest Money shall be promptly returned to the Operating Partnership, Schedule C shall be revised to delete the Assumed Loan associated with such Withdrawn Property from the definition of Assumed Loans and the value assigned to such Withdrawn Property on Schedule 3.1 (the “Assigned Value”) shall be deducted from the Contribution Value. In the event that prior to the Closing, the aggregate number of beds contained in the Withdrawn Properties is greater than 1,000, this Agreement may be terminated in its entirety at the election of the Contributee by written notice given to the Contributors.
     Section 3.6 Property Manager Due Diligence Fee. At the Closing, the Operating Partnership shall pay to Royal Apartments a fee of $750,000 in cash as compensation for its time, effort and expense in overseeing compilation of the Property Documents.
     Section 3.7 Retained Amount. At the Closing, the Contributee shall retain an amount in Units (or, if Units are not issued at the Closing, other commensurate consideration) equal to the Retained Amount for payment to the Contributors Representatives after the expiration of the Survival Period, subject to decrease as provided in Article 19, valued at the Common Unit Value and/or the Preferred Unit Value, as the case may be; provided, however, that if the Contributee has delivered a Claim Notice with respect to any Property, the Contributor thereof or the Equity Interests related thereto prior to the expiration of the Survival Period as provided in Section 19.5 but the Claim has not yet been resolved as of the expiration of the Survival Period, then the Retained Amount applicable to each such Contributor less amounts previously utilized to resolve any Claim relating to such Property, the Contributor thereof or the Equity Interests related thereto shall continue to be retained until such Claim has been finally resolved as provided in Article 19. Prior to payment of the Retained Amount to the Contributors as directed by the Contributors Representatives, the distributions paid on the Units comprising the Retained Amount shall be paid to the Contributors Representatives until such time (if any) as they are used for offset pursuant to Section 19.6.
ARTICLE 4
EARNEST MONEY
     Section 4.1 Deposit and Investment of Earnest Money. Prior to the Effective Date, the Operating Partnership has caused to be deposited as initial earnest money with the Escrowee $300,000 (the “Initial Deposit”). Within three Business Days following the Effective Date, Contributee shall deposit or cause to be deposited as additional earnest money $650,000 with the Escrowee. Within three Business Days after the expiration of the Inspection Period, Contributee shall deposit or cause to be deposited as additional earnest money $1,200,000 (together with the $650,000 earnest money, the “Earnest Money”). The Escrowee shall disburse the Initial Deposit and the Earnest Money in the manner provided for in Section 4.4. The Escrowee shall be authorized, at the Operating Partnership’s option, to invest the Initial Deposit and the Earnest Money in an interest-bearing account at a federally-insured bank. Except as set forth in Section 4.4, the Operating Partnership shall be entitled to all interest accrued on the Initial Deposit and the Earnest Money, regardless of whether the transactions contemplated by this Agreement are closed.
     Section 4.2 Agreement of the Escrowee. The Escrowee must sign this Agreement as evidence that the Escrowee agrees to be bound by the obligations contained herein with respect to the Initial Deposit and the Earnest Money. In the event that the Escrowee cannot comply with the obligations imposed pursuant to this Article 4, the Contributors and the Contributee shall mutually and reasonably select another title company on or before the expiration of ten days following written notice by either party to the other that said selection is required.
     Section 4.3 Form; Failure to Deposit. The Initial Deposit and the Earnest Money shall be in the form of a cashier’s check or the wire transfer to the Escrowee of immediately available U.S. federal funds. If the Operating Partnership fails to timely deposit any portion of the Earnest Money within the time periods required, the Contributors may terminate this Agreement by written notice to the Contributee at any time prior to the date on which the Operating Partnership deposits such portion of the Earnest Money, in which event the Initial Deposit and the Earnest Money shall be returned to the Operating Partnership together with any accrued interest thereon.
     Section 4.4 Disposition of Earnest Money. The Initial Deposit shall be fully refundable to the Operating Partnership upon written notice from the Operating Partnership to the Contributors (the “Termination Notice”) until the end of the Inspection Period. If the Contributee terminates this Agreement for any reason subsequent to the end of the Inspection Period, the Initial Deposit, together with accrued interest thereon, shall be paid to the Contributors, to the accounts designated by the Contributors Representatives. If the Contributee elects to terminate this Agreement prior to the end of the Inspection Period, the Escrowee shall pay the Initial Deposit (less the Independent Consideration) to the Operating Partnership one Business Day following receipt of the Termination Notice from the Operating Partnership, without notice to or direction from the Contributors. The Earnest Money shall be fully refundable to the Operating Partnership upon delivery of a Termination Notice until the later to occur of (i) the end of the Inspection Period, (ii) the date of notice given by the Operating Partnership to Contributors that the Operating Partnership and each of the Lenders have entered into a definitive agreement pursuant to which the Operating Partnership will assume the respective Assumed Loan and (iii) 150 days after the expiration of the Inspection Period. If the Contributee elects to terminate this Agreement pursuant to the terms of the immediately preceding sentence, the Escrowee shall pay the Earnest Money (less the Independent Consideration) to the Operating Partnership one Business Day following receipt of the Termination Notice from the Operating Partnership, without notice to or direction from the Contributors. In the event of a termination of this Agreement by either the Contributee or the Contributors for any other reason, the Escrowee is authorized to deliver the Initial Deposit and the Earnest Money (less the Independent Consideration) to the party hereto entitled to same pursuant to the terms hereof on or before the fifth Business Day following receipt by the Escrowee and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Escrowee that it disputes the right of the other party to receive the Initial Deposit and the Earnest Money prior to the end of the fourth Business Day following receipt of such termination notice.
     Section 4.5 Independent Consideration. If the Contributee elects to terminate this Agreement for any reason and is entitled to receive a return of the Initial Deposit and the Earnest Money pursuant to the terms hereof, the Escrowee shall first disburse to the Contributors, to the accounts designated by the Contributors Representatives, $100 as independent consideration for the Contributors’ performance under this Agreement (the “Independent Consideration”), which shall be retained by the Contributors in all instances.

ARTICLE 5
SURVEY AND TITLE
     Section 5.1 Survey. Within five Business Days from the Effective Date, the Contributors shall deliver to the Operating Partnership all surveys of the Real Property (such surveys, as may be updated or the new surveys obtained by the Contributee, the “Surveys”) in the Contributors’ possession. The Contributee may elect, at Contributee’s expense, to obtain new Surveys or updates to the existing Surveys.
     Section 5.2 Title.
          (a) Title Commitments. Within five Business Days from the Effective Date, the Contributors, at the Contributors’ sole cost and expense, shall furnish to the Operating Partnership a current owner’s title policy commitment (the “Title Commitments”) for each Property for the issuance of an Owner’s Policy of Title Insurance to Contributee from the Title Company, together with good legible copies of all documents constituting exceptions to the Contributors’ title as reflected in the Title Commitments.
          (b) Title Review. At any time during the period commencing on the date that all Title Commitments have been furnished to the Operating Partnership and ending 30 calendar days thereafter (the “Title Review Period”), the Operating Partnership may object in writing to any liens, encumbrances, and other matters reflected by the Title Commitments or the Surveys. All such matters to which the Operating Partnership so objects shall be “Non-Permitted Exceptions”; if no such objection notice is given during the Title Review Period, except as otherwise provided below, all matters reflected by the Surveys and Title Commitments shall be “Permitted Exceptions.” If, between the end of the Title Review Period and the Closing, the Operating Partnership receives notice of additional liens, encumbrances or other matters not reflected in the initial Title Commitments or the initial Surveys or otherwise becomes aware of such matters, the Operating Partnership may submit a revised list adding additional Non-Permitted Exceptions. The Contributors may, but shall not be obligated to, at their sole cost and expense, cure or remove all Non-Permitted Exceptions and give the Contributee written notice of its intent with respect thereto within five days after the Title Review Period expires or, if applicable, after delivery of any revised list; provided, however, the Contributors, at their sole cost and expense, shall be obligated to cure or remove by the Closing all mortgages, deeds of trust, judgment liens, mechanic’s and materialmen’s liens, and other liens and encumbrances against the applicable Property (other than liens for taxes and assessments which are not delinquent or relating to the Assumed Loans) which either secure Indebtedness or can be removed by payment of a liquidated sum of money, whether or not the Operating Partnership objects thereto during the Title Review Period, and all such matters shall be deemed Non-Permitted Exceptions. If the Contributors do not timely cause any of the Non-Permitted Exceptions to be removed, cured or otherwise omitted from the applicable Title Commitment and timely written notice thereof to be given to the Contributee, the Contributee may, at any time and at its election, (i) terminate this Agreement as to the Property to which such Non-Permitted Exception relates, whereupon such Property shall become an Unapproved Property, (ii) extend the Closing Date until three Business Days after the Contributors have caused all of the Non-Permitted Exceptions to be removed, cured or otherwise omitted from the applicable Title Commitment, or (iii) acquire the Property subject to the Non-Permitted Exceptions (other than liens that the Contributors are obligated to cure or remove), in which event the Non-Permitted Exceptions (other than liens that Contributors are obligated to cure or remove) subject to which the Contributee elects to acquire the Property shall thereafter be Permitted Exceptions, and the Contributee shall have the right to require that all or a portion of the Cash Consideration be applied to discharge any such obligations at Closing.
          (c) Delivery of Title Policies at Closing. In the event that the Title Company does not issue at the Closing, or unconditionally commit at the Closing to issue, to the Operating Partnership, extended coverage owner’s title policies in accordance with the Title Commitments, insuring the Operating Partnership’s title to the applicable Property in the amount of the applicable Assigned Value, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the “Title Policies”), then, at the Operating Partnership’s option, by written notice thereof delivered to the Contributors, the Operating Partnership may terminate this Agreement as to such Property, whereupon such Property shall become an Unapproved Property.
ARTICLE 6
DUE DILIGENCE
     Section 6.1 Due Diligence Materials to be Delivered. Except as otherwise set forth in this Section 6.1, within five Business Days after the Effective Date (the “Property Information Delivery Date”), the Contributors shall furnish to the Operating Partnership the following items with respect to each Property (collectively, the “Property Information”):
          (a) A rent roll for the Property (the “Rent Roll”) prepared as of the first day of the month in which this Agreement is executed, which Rent Roll shall reflect, as of the date thereof, with respect to each Tenant: (i) the unit number; (ii) the name of such Tenant and the name and address of the guarantor of such Tenant’s Lease; (iii) whether or not each unit is furnished; (iv) monthly rental; (v) the amount of such Tenant’s Security Deposit, fees, deposits and/or prepaid rental; (vi) the date through which such Tenant’s rent is paid; (vii) the commencement date and scheduled expiration date of such Tenant’s Lease; (viii) whether or not such Tenant’s Lease provides an option to renew, and if so, the period for which such Lease may be extended and the rental rate; and (ix) the amount of any rental discounts, rebates, concessions and other items payable by the landlord thereunder or in connection therewith. The Rent Roll shall be accompanied by the applicable Contributor’s signed certification that the Rent Roll is true, complete, and correct as of the date shown on such Rent Roll and that there has been no material adverse change with respect to any item shown on the Rent Roll during the period from the date thereof to the date of such certificate.
          (b) A list, together with true, correct and complete copies of all Service Contracts.
          (c) Copies of all insurance policies covering or affecting the Property, both casualty and liability (the “Insurance Policies”).
          (d) Copies of the tax statements for the preceding three calendar years on the Real Property, the Improvements and the Personal Property and copies of all tax or other audits and copies of all federal and state income tax returns filed by any Contributor and all communications between any Contributor and the Internal Revenue Service or similar state agency for the past five years, including notices of assessment and reports of revenue agents, with respect to matters raised by the Internal Revenue Service in the course of any audits.
          (e) A schedule that is true, correct and complete in all material respects as of the dates thereof (“Operating Statements”) reflecting for each month of the three calendar years immediately preceding the Effective Date and for the year-to-date income and operating and capital expenses, including: (A) ad valorem taxes for the city, county and state; (B) annual insurance premiums for such year for fire, extended coverage, workman’s compensation, vandalism, and malicious mischief, general liability, loss of rents, and other forms of insurance shown thereon; (C) expenses incurred for such period for water, electricity, natural gas and other utility charges; (D) expenses for such period for the repair of buildings and common areas; (E) occupancy rates; (F) total annual rents collected from Tenants for such year; and (G) line item detail of all other expenses related to the operation of the Property. The Operating Statements shall be accompanied by the applicable Contributor’s signed certification that the Operating Statements are true, complete and correct in all material respects as of the dates thereof.
          (f) A schedule of the aggregate monthly rents collected for the calendar year immediately preceding the Effective Date and for the year-to-date.
          (g) The most recent capital and operating budgets pertaining to the Property and a complete and, to the extent not included in clause (D) of Section 6.1(e), itemized list of all repairs to the Property, if any, performed during the period of Contributors’ ownership of the Property, in excess of $10,000 during the three calendar years immediately preceding the Effective Date and for the year-to-date and $25,000 prior to such time, in each case as to any such single repair.
          (h) Copies of all as built plans and specifications of all Improvements in the possession of the Contributors or their agents.
          (i) All existing engineering reports, including, but not limited to, structural, plumbing, electrical, mechanical and civil, in the possession of Contributors or their agents and that were issued at any time within 30 months prior to the Effective Date.
          (j) All existing soil and environmental reports in the possession of Contributors or their agents.
          (k) A detailed listing of all utilities servicing the Property, together with copies of the most recent bill from each utility.
          (l) The certificate(s) of occupancy (or similar permits or licenses) for the Improvements and any amendments thereto, and, to the extent the same are in the possession of the Contributors or their agents, all other permits or licenses issued by any Governmental Authority with respect to the Property or the Contributors.

          (m) Copies of all Construction Warranties and bonds in the possession of the Contributors or their agents.
          (n) A list of all underground improvements at the Property of which a Contributor has knowledge, including treatment or storage tanks, sumps, or water, gas or oil wells.
          (o) A list of all personal property attached to, located upon or used in connection with the Property and which is not owned by the Contributors but which the Contributors has the right to use under lease, rental or other agreements (the “Equipment Leases”), accompanied by true, complete and correct copies of such Equipment Leases.
          (p) A current, aged, accounts receivable schedule.
          (q) Copies of the Assumed Loan Documents.
          (r) Copies of all marketing materials for the Property in use currently or at any time within 30 months prior to the Effective Date.
          (s) A copy of the standard lease form(s) (with addendums) currently being used by Contributors.
          (t) All reports and materials in the Contributors’ possession relating to whether the Property is in compliance with Title III and Title V of the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by the final rule promulgated by the Department of Justice in Section 28 of the Code of Federal Regulations, Part 36.
          (u) Copies of all pleadings and other filings with respect to any ongoing litigation pending with respect to the Property or any Contributor and copies of any notice received threatening litigation with respect to the Property or any Contributor.
          (v) Copies of all notices sent by any Governmental Authority or agency or third party relating to the compliance or noncompliance of the Property or any Contributor with any Legal Requirements.
          (w) Organizational and other information regarding each Owner and Contributor, including a listing of states where qualified to do business, within five days after each first becomes available, but no later than 30 days before the expiration of the Inspection Period.
          (x) For each Owner and Contributor, copies of option, warrant, subscription, voting, voting trust, registration and other agreements to which an Owner or Contributor is a party or to which any securities of any Owner or Contributor are subject; all documents restricting the issuance or resale of any assets or securities of any Owner or Contributor (including buy-sell agreements, rights of first refusal, first offer or similar preferential rights); copies of any other agreements relating to the purchase or sale by any Owner or Contributor of its securities; all reports filed with any state authority during the last three years; a list of all loans or other arrangements (including guaranty and indemnification arrangements) between any

Owner or Contributor and its partners or members; a list of all interests that any Owner or Contributor may have in tenant, customer or vendor business; all joint venture, operating, limited liability and partnership agreements to which any Owner or Contributor is a party or that relate to any Owner or Contributor; and copies of any guarantee issued by any Owner or Contributor (other than as delivered pursuant to any other provision of this Section 6.1).
          (y) Any other information reasonably requested by the Contributee.
     Section 6.2 Due Diligence Materials To Be Made Available. To the extent such items are in the Contributors’ possession, the Contributors shall make available to the Operating Partnership for the Operating Partnership’s review at either the Property or at the principal offices of Royal Apartments in Champaign, Illinois, at the Contributors option (provided that all lease files shall be located at the Property), the following items and information (the “Additional Property Information”) on or before the Property Information Delivery Date and continuing through the Inspection Period, and the Operating Partnership at its expense shall have the right to make copies of same:
          (a) Maintenance work orders for the 30 months preceding the Effective Date and warranties, if any, on roofs, air conditioning units, fixtures and equipment.
          (b) True, correct and complete copies of all executed Leases.
          (c) All Books and Records covering any period of time within 30 months prior to the Effective Date.
     Section 6.3 Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, the Operating Partnership and its agents and representatives shall have reasonable access to the Property at all reasonable times during normal business hours for the purpose of conducting reasonably necessary inspections and tests, including Surveys and architectural, engineering, geotechnical and environmental inspections and tests, and unit-by-unit inspections of the Property. The Contributors and their agents and representatives shall cooperate with the Operating Partnership and its agents and representatives in supplying such historical and operational information as may be reasonably requested by such persons, including notices, permits, or other written communications pertaining to the environmental or physical condition of the Property. The Contributors hereby authorize the Operating Partnership and its agents and representatives to enter upon the Property for the purpose of conducting the above inspections and tests and agrees that such parties may take such samples as may be reasonably necessary to conduct such inspections and tests; provided, however that, with respect to any Phase II inspection of any Property, (i) at the Contributor’s request, Contributee shall split any or all samples with the Contributor that owns the Property from which samples are taken and shall provide one unit of each split sample to the applicable Contributor for its own independent testing and evaluation, (ii) promptly upon receipt, the Contributee shall provide the applicable Contributor or its legal counsel with any and all final results of sampling data of sample collected at such Property, (iii) if the Contributee believes that the information generated during or as a result of any tests, inspections or sampling requires notification to any Governmental Authority, the Contributee shall so notify the applicable Contributor prior to any such notification, and the obligation to report, unless otherwise specified by applicable law or regulation, shall rest solely with the Contributor and (iv) the Contributee shall under no circumstances, except as may be specifically required by applicable law or regulation or as specifically agreed to in writing by the applicable Contributor, communicate with or notify any Governmental Authority or any private party any information generated during or as a result of the tests, inspections or sampling prior to Closing, other than the Contributee’s directors, officers, employees, consultants, agents and representatives on a “need to know” basis.
     Section 6.4 Due Diligence/Termination Right. The Contributee shall have through last day of the Inspection Period in which to (a) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the “Property Documents”) and the Property and, in the Contributee’s sole and absolute judgment and discretion, determine whether the Property is acceptable to the Contributee. The Contributee may terminate this Agreement for any reason whatsoever or no reason, at its sole and absolute discretion, at any time prior to the expiration of the Inspection Period by providing a Termination Notice to the Contributors of the Contributee’s election to terminate this Agreement.
     Section 6.5 Service Contracts, Equipment Leases and Insurance Policies. No later than 15 days after the expiration of the Inspection Period, the Operating Partnership will advise the Contributors in writing of which Service Contracts, Equipment Leases and Insurance Policies (including any Service Contracts, Equipment Leases and Insurance Policies entered into after the Effective Date in accordance with the terms hereof) it will assume and for which Service Contracts, Equipment Leases and Insurance Policies the Operating Partnership requests that the Contributors deliver written termination at or prior to Closing. If no such notice is timely delivered, then all Service Contracts, Equipment Leases and Insurance Policies shall be assumed by the Contributee at Closing. The Contributors shall use commercially reasonable efforts to terminate all Service Contracts, Equipment Leases and Insurance Policies as to which the Contributee has requested termination; provided, however, any such Service Contract, Equipment Lease or Insurance Policy that the Contributors are unable to terminate after using commercially reasonable efforts shall be assumed by the Contributee at Closing. For purposes of this Section 6.5, no Contributor shall be required to pay any termination fee or penalty as part of its commercially reasonable efforts to terminate a Service Contract, Equipment Lease or Insurance Policy. In the event any Service Contract, Equipment Lease or Insurance Policy to be assumed by the Contributee under this Section 6.5 is not assignable and the requisite consent to assignment cannot be obtained despite the Contributor’s commercially reasonable efforts to obtain such consent, at the Contributor’s option either (i) the Contributor shall terminate such Service Contract, Equipment Lease or Insurance Policy and pay all applicable termination fees and other charges relates to the termination thereof or (ii) the Contributor and the Contributee shall enter into an agency agreement in the form of Exhibit B.
     Section 6.6 Operating Partnership’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, the Contributee and its agents and representatives shall: (a) not unreasonably disturb the Tenants or unreasonably interfere with their use of the Property pursuant to their respective Leases; (b) not unreasonably interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by any Tenant or any third party; (d) not injure or otherwise cause bodily harm to the Contributors or their agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (e) comply with all applicable Legal Requirements in all material respects; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; and (h) repair any damage to the Real Property resulting directly from any such inspection or tests.
     Section 6.7 Contributee’s Agreement to Indemnify. The Contributee shall indemnify and hold the Contributors harmless from and against any and all Liabilities (including reasonable attorneys’ fees) arising out of the Operating Partnership’s inspections or tests permitted under this Agreement or any violation of the provisions of Section 6.3 and Section 6.6; provided, however, that the indemnity shall not extend (a) to protect the Contributors from any pre-existing liabilities for matters merely discovered by the Contributee (i.e., latent environmental contamination) or (b) to any Liabilities to the extent attributable to the action or inaction of the Contributors or their agent or employees. The Contributee’s obligations under this Section 6.7 shall survive the termination of this Agreement and shall survive the Closing.
     Section 6.8 Changes to Property Documents. The Contributors shall advise the Operating Partnership in writing, within three Business Days thereof, of any material changes, additions, deletions or modifications in or to any Property Documents delivered to the Operating Partnership pursuant hereto and furnish the Operating Partnership with copies thereof.
     Section 6.9 Disclosure Schedules. On or prior to the Effective Date, the Contributors shall have delivered to the Contributee a draft of each disclosure schedule referenced herein. No later than one week prior to the expiration of the Inspection Period, the Contributors shall deliver to the Contributee final versions of each such disclosure schedule along with a redline showing the changes made from the drafts thereof, whereupon such final schedules shall automatically become part of this Agreement. Notwithstanding the foregoing, the Contributee shall have the right to object to any matter shown on such final schedules, and the Contributors may, but shall not be obligated to, revise such schedules. If the Contributors do not cause all of such objections to be resolved to the satisfaction of the Contributee, the Contributee may at any time prior to the Inspection Period terminate this Agreement in its entirety.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS
     Section 7.1 Operating Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, each Contributor hereby warrants and represents the following as to such Contributor, as of the date one day prior to the date of expiration of the Inspection Period and as of the Closing Date:
          (a) Organization, Good Standing and Partnership Power. The Contributor is a general or limited partnership, duly formed and validly existing under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Contributor Material Adverse Effect, has all requisite partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.
          (b) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Contributee, this Agreement, and the other agreements and documents to be executed by the Contributor hereunder, will be the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors’ rights and general principles of equity. The performance by the Contributor, as applicable, of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of the Contributor or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which the Contributor is a party or by which its assets are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Contributor Material Adverse Effect, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other person or entity, except where the failure to obtain any such consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority or other person or entity would not have a Contributor Material Adverse Effect.
          (c) Ownership of Real Property. Except as set forth on Schedule 7.1(c)-1, the Contributor has good and marketable title to its Real Property, free and clear of all liens (except as disclosed in the applicable Title Commitment and the Survey). At Closing, the Contributor shall have good and marketable title to its Real Property, free and clear of all liens (except as disclosed in the applicable Title Commitment and the Survey), and no party shall have any rights in, or to acquire, its Real Property, except for the rights of occupancy set forth in the Leases and any rights or interests under any Permitted Exceptions. Except as set forth on Schedule 7.1(c)-2, to the Contributor’s knowledge, no default or breach of condition which, with notice or lapse of time or both, could become a default or breach, currently exists (1) under any of the documents evidencing any exception to the Contributor’s title to the Real Property or (2) with respect to all applicable zoning, building, health, traffic, environmental, flood control, fire safety, handicap and other applicable laws, regulations, ordinances and rulings of all local, state and federal authorities and any other Governmental Authority having jurisdiction over the Real Property or any portion thereof (“Legal Requirements”) which, in the case of clause (2), would have a Contributor Material Adverse Effect.
          (d) Ownership of Personal Property. All of the Personal Property relating to its Real Property is listed on Schedule 2.1(c). The Contributor is the owner of all Personal Property comprising its Property free and clear of all liens, claims, or encumbrances except liens and security interests that will be released at or before Closing, and, except as set forth on Schedule 7.1(d), all items of its tangible Personal Property are in working order in all material respects.
          (e) Tenants/Leases. The Rent Roll lists all Tenants of the Contributor’s Property. With respect to each Tenant and its Lease, except as disclosed in Schedule 7.1(e), to the Contributor’s knowledge (i) such Lease is in full force and effect and no breach or default on the part of the Contributor as landlord thereunder, or of such Tenant or guarantor under such Lease, exists or remains unremedied, except as disclosed on the Rent Roll; (ii) such Lease has not been modified in any material respect except to the extent that such modification is disclosed in such Lease or any documents attached thereto; (iii) all material obligations of the Contributor under such Lease required to have been performed by or prior to the Closing Date have been or will be fully carried out and performed prior to the Closing; (iv) there are no agreements with such Tenant for the performance of any material work except as set forth in such Leases; (v) except as reflected in the Rent Roll, no rent called for under such Lease has been paid more than one month in advance of its due date; (vi) except as reflected in the Rent Roll, such Tenant is not entitled to any concession, rebate, allowance or period of occupancy free of rent under its Lease or any other agreement with the Contributor; (vii) except as set forth on Schedule 7.1(e), there are no pending claims asserted by such Tenant for offsets against rent or any other monetary claim made against the Contributor as landlord; and (viii) there are no oral agreements with such Tenants.
          (f) Equipment. Except as set forth in the Property Information or on Schedule 7.1(f), to the Contributor’s knowledge, the internet infrastructure, plumbing, electrical or air conditioning systems located on its Real Property is in working order in all material respects. Except as set forth in the Property Information or on Schedule 7.1(f), each unit on its Real Property contains the required appliances, smoke detector, carpeting, air conditioning and heating equipment, and plumbing facilities, reasonably necessary to be a complete rental unit for purposes of providing student housing consistent with historical practice.
          (g) Casualty Losses. Except as set forth on Schedule 7.1(g), there has been no damage to any portion of the Contributor’s Property caused by fire or casualty that has not been fully repaired or restored.
          (h) Payment of Bills. At Closing, there will be no unpaid bills or claims in connection with the ownership, leasing and maintenance of its Property other than those for which the Contributee has received a credit pursuant to Section 11.1.
          (i) Service Contracts. There are no Service Contracts relating to its Real Property other than those that are listed on Schedule 2.1(e), true and complete copies of which will be delivered to Contributee pursuant to Section 6.1.
          (j) Governmental Approvals. To the Contributor’s knowledge, except as set forth on Schedule 7.1(j), the Contributor’s Property is now in compliance with all Legal Requirements. To the Contributor’s knowledge, except as set forth on Schedule 7.1(j), there are no petitions, actions, hearings, planned or contemplated, relating to or affecting the zoning or use of its Property. To the Contributor’s knowledge, no license, permit or authorization is necessary to own and operate its Property in accordance with its current operations, except where the failure to have such license, permit or authorization would not have a Contributor Material Adverse Effect.
          (k) Environmental Reports. To the Contributor’s knowledge, except as disclosed on Schedule 7.1(k), the Contributor’s Real Property is not currently in violation of any applicable environmental law or regulation of any Governmental Authority having jurisdiction over such Property. To the Contributor’s knowledge, except as disclosed on Schedule 7.1(k), the Contributor’s Real Property contains no Hazardous Materials. To the Contributor’s knowledge, except as disclosed on Schedule 7.1(k), there are no storage tanks located on the Contributor’s Real Property (either above or below ground).
          (l) Mold. Except as set forth on Schedule 7.1(l), during the period of the Contributor’s ownership of the Property, there has been no testing for or remediation of mildew, mold or mold spores on the Contributor’s Property. To the Contributor’s knowledge, there is no condition existing that would require remediation of mildew, mold or mold spores on the Contributor’s Property.
          (m) Litigation. Except as set forth on Schedule 7.1(m), there is no pending or, to the Contributor’s knowledge, threatened, judicial, municipal or administrative proceedings with respect to, or in any manner affecting its Property, including proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code, zoning or environmental violations, or personal injuries or property damage alleged to have occurred on the Contributor’s Real Property or by reason of the construction of any improvements thereon or the use and operation of such Real Property or, to the Contributor’s knowledge, any present plan or study by any Governmental Authority that in any material respect challenges, affects or would challenge or affect the continued authorization of the ownership, construction, use, leasing, management, maintenance and operation of such Real Property.
          (n) Utilities. Except as set forth on Schedule 7.1(n), to the Contributor’s knowledge all water, sewer, gas, electric, telephone, cable television and internet service, drainage and other utility equipment, facilities and services required by any Legal Requirements or reasonably necessary for the operation of the Contributor’s Real Property as it is now being operated are installed and connected pursuant to valid permits, all connection charges have been paid in full, and are adequate to service such Real Property consistent with historical practices. Except as set forth on Schedule 7.1(n), to the Contributor’s knowledge, no fact, condition, or proceeding exists which would result in the termination or impairment of the furnishing of or an increase of rates (other than with respect to rate increases effecting all users) or services to such Real Property of the foregoing utility services.
          (o) Access. The Contributor has no knowledge of any fact or condition existing that would result or could result in the termination or reduction of the current access from its Real Property to the existing highways and roads that provide access to such Real Property, or of any reduction in or to sewer or other utility services presently serving such Real Property.
          (p) Notices. Except as disclosed on Schedule 7.1(p), the Contributor is not aware of, and has not received, any notices from any insurance companies, Governmental Authorities or from any other parties (i) of any conditions, defects or inadequacies with respect to its Real Property (including health hazards or dangers, nuisance or waste), that have not been corrected and that, if not corrected, would result in termination of insurance coverage or increase its costs therefor, (ii) with respect to any violations of building codes and/or zoning ordinances or other Legal Requirements with respect to its Real Property that have not been corrected, the existence of which would have a Contributor Material Adverse Effect, (iii) of pending or threatened condemnation proceedings with respect to its Real Property, (iv) of any proceedings that could or would cause the change, redefinition or other modification of the zoning classification of its Real Property, which change, redefinition or other modification would have a Contributor Material Adverse Affect, or (v) of any violation or deficiency under the Americans with Disabilities Act in the rental office or any other area of public accommodation. The Contributor shall immediately notify the Contributee of any violations or conditions of which the Contributor receives notice (whether written or oral).
          (q) Solvency. There does not exist in effect with respect to the Contributor (i) any general assignment for the benefit of creditors, (ii) any voluntary petition in bankruptcy, (iii) any involuntary petition filed by the creditors of the Contributor, (iv) any appointment of a receiver to take possession of all, or substantially all, of the assets of the Contributor, (v) any attachment or other judicial seizure of all, or substantially all, of the assets of the Contributor, (vi) any admission in writing of the inability of the Contributor to pay its debts as they come due or (vii) any offer of settlement, extension or composition to the creditors generally.
          (r) Property Financials. The Operating Statements of the Contributor representing the results of operations of the Contributor (including the results of operations of the Property owned by the Contributor) that have been provided to the Contributee, fairly present the operating results of the Contributor and its Property, in each case in accordance with accounting practices applied on a basis consistent with the historical operating statements of the Contributor (except as otherwise indicated thereon or in the notes thereto).
          (s) Validity of Assumed Loan Documents. All of the Assumed Loan Documents are in full force and effect and have not been further modified, and the Contributor has not received written notice from the Lender of any such Assumed Loan, nor does it otherwise have knowledge, of any default or event of default thereunder, except as set forth in Schedule 7.1(s).
          (t) Taxes. Except as set forth in Schedule 7.1(t), the Contributor and each of its predecessors have paid on a timely basis all material Taxes for which the Company or the Operating Partnership could be held liable or in respect of which a claim may be made against the Contributor or the Contributor’s Real Property and have timely filed (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) all material returns and reports required to be filed for which the Operating Partnership could be held liable or a claim made against the Contributor or its Real Property. The returns and reports were accurate and complete in all material respects as of the date they were prepared. The Contributor has not received written notice of any audit or other proceeding by any Governmental Authority with respect to Taxes for which the Operating Partnership could be held liable or against which a claim could be made and no agreement extending the period for assessment and collection has been executed with respect thereto, and the Contributor otherwise has no knowledge with respect to any such matter.
          (u) Restrictions on Sale; Legend. The Contributor hereby acknowledges that the Units are being issued and sold in a transaction not involving any public offering within the meaning of the Securities Act and that the Units have not been registered under the Securities

Act. Except for any distributions of Units to the Distributees and without prejudice to the Contributor’s and its Distributees’ rights at all times to sell or otherwise dispose of all or any part of the Units pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act, the Contributor hereby agrees not to offer, sell, transfer or otherwise dispose of any of the Units it is issued pursuant to this Agreement in the absence of registration unless the Contributor delivers to the Company and the Operating Partnership an opinion of a lawyer experienced in securities matters and reasonably satisfactory to the Company and the Operating Partnership, in form and substance reasonably satisfactory to the Company and the Operating Partnership, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities or “blue sky” laws. The Contributor hereby further acknowledges that each certificate representing the Units shall bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY AND THE OPERATING PARTNERSHIP HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE OPERATING PARTNERSHIP, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE OPERATING PARTNERSHIP, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”
          (v) Accredited Investor; Investment Intent. The Contributor and each of its Distributees is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Except for any distributions of Units to the Distributees, any Units acquired by the Contributor or its Distributees will be so acquired for the Contributor’s and its Distributees’ own accounts for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or state securities or “blue sky” laws, without prejudice, however, to the Contributor’s and its Distributees’ rights at all times to sell or otherwise dispose of all or any part of the Units pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act.
          (w) Employees. The Contributor does not have any employees.
          (x) Absence of Certain Changes or Events. Since the date of the last Operating Statement of the Contributor delivered to Contributee, the Contributor has conducted its business only in the ordinary course of such business (taking into account historical practices).

          (y) Anti-Terrorism Law. Neither the Contributor nor, to the Contributor’s knowledge, any of its partners is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law.
          (z) Information and Documents. The Property Information, including the Operating Statements, and all other documents delivered by the Contributor to the Contributee pursuant to this Agreement are and shall be true and complete in all material respects and fairly present the information set forth as of the dates thereof in a manner that is not misleading in any material respect and the Contributor has not omitted any information required to be included in order to make the information furnished not misleading in any material respect.
     Section 7.2 Contributing Party Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, each Equity Contributor additionally warrants and represents the following as of the Closing Date:
          (a) Organization, Good Standing and Partnership Power. The Contributing Party will be a general or limited partnership or a limited liability company, duly formed and validly existing under the laws of the jurisdiction in which it was organized, will be duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Contributor Material Adverse Effect, will have all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.
          (b) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Contributee, the agreements and documents to be executed by the Contributing Party hereunder will be the legal, valid and binding obligation of the Contributing Party, enforceable against the Contributing Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors’ rights and general principles of equity.
          (c) Capital Structure. (i) 100% of the Equity Interests of the Parent Entity shall be owned by the Contributing Parties, (ii) 100% of the Equity Interests of the Contributor shall be owned, directly or through a limited liability company, by the Parent Entity, (iii) all of the Equity Interests of the Parent Entity will have been duly and validly issued, (iv) there will be no Equity Interests of the Parent Entity issuable upon conversion or exchange of any security of the Parent Entity and (v) no person will be entitled to any preemptive or similar right (A) to subscribe for any Equity Interests of the Contributing Party or the Parent Entity or (B) with respect to any of the transactions contemplated hereby.
          (d) No Prior Activities. Except for the Liabilities incurred in connection with the organization of the Contributing Party and the transactions contemplated hereby, neither the

Contributing Party nor the Parent Entity will have incurred any Liabilities or engaged in any business or activities of any kind whatsoever or entered into agreements or arrangements with any person or entity.
          (e) No Undisclosed Liabilities. Neither the Contributor nor any of its Owners will have any Liability of any type, except (i) Permitted Exceptions, (ii) prepaid rents, (iii) refundable security deposits and (iv) the Assumed Loans, except Liabilities that, individually or in the aggregate, would not have a Contributor Material Adverse Effect.
     Section 7.3 Effect of Investigation. The Contributor agrees that the Contributee has the right to inspect the Contributor’s Property and to investigate, test and review the information provided in accordance with this Agreement. Notwithstanding anything to the contrary herein, the effect of the representations and warranties made in this Agreement shall not be diminished or deemed to be waived by any such inspections, tests or investigations made by the Contributee or its agents or employees except to the extent the Contributee has knowledge of a breach of a representation and warranty of a Contributor as a result of said inspections, tests or investigations and fails to disclose same to the Contributors prior to Closing.
     Section 7.4 Definition of Knowledge. As used in this Agreement, the terms to the “Contributor’s knowledge” or “knowledge of the Contributor” shall mean only the current actual knowledge of Michael J. Henneman, Rodrick L. Schmidt, Rodney A. Poole, Eric S. Worner and Michael Boone and the applicable regional manager, in each case after consultation with the on-site property manager of the Real Property that is the subject of the representation or warranty being made. Anything herein to the contrary notwithstanding, none of such persons shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations made by the Contributors being or becoming untrue, inaccurate or incomplete in any respect.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP
     Section 8.1 Representations and Warranties. In order to induce the Contributors and the Contributing Parties to enter into this Agreement and to perform their respective obligations hereunder, the Company and the Operating Partnership hereby jointly and severally warrant and represent the following:
          (a) Organization, Good Standing and Corporate Power of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Contributee Material Adverse Effect, has all requisite corporate power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

          (b) Organization, Good Standing and Partnership Power of the Operating Partnership. The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Maryland, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Contributee Material Adverse Effect, has all requisite partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.
          (c) Authorization; No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by the Contributors, this Agreement and the other agreements and documents to be executed and delivered by each of the Company and the Operating Partnership hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights and general principles of equity. The performance by each of the Company and the Operating Partnership of its respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of either of the Company or the Operating Partnership or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which either of the Company or the Operating Partnership is a party or by which the assets of either are or may be bound, except for any of the foregoing matters that, individually or in the aggregate, would not have a Contributee Material Adverse Effect, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any applicable Governmental Authority or other person or entity, except for customary disclosure filings with the SEC, the SEC filings required under the Registration Rights Agreement, listing applications with the New York Stock Exchange and state “blue sky” filings and except where the failure to obtain such consent, approval or authorization of, or filing or registration with, any Governmental Authority or other person or entity would not have a Contributee Material Adverse Effect.
          (d) Units. The Units to be issued hereunder are or prior to the Closing will be duly authorized and, when issued by the Contributee, will be validly issued under the terms of the Partnership Agreement (as amended by the Partnership Agreement Amendment), free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, other than restrictions under federal and applicable state securities laws. The Shares to be issued by the Company upon exchange of the Units will be reserved for future listing with the New York Stock Exchange prior to the date of issuance, and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, and subject to no restriction on transfer imposed by the Company other than pursuant to the Registration Rights Agreement.

          (e) SEC Documents. The Company has caused to be delivered to the Contributors Representatives copies of the Company’s Annual Reports on Form 10-K for the year ended December 31, 2004 as filed with the SEC pursuant to the Exchange Act, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 as filed with the SEC pursuant to the Exchange Act, all current reports on Form 8-K filed with the SEC pursuant to the Exchange Act subsequent to December 31, 2004, the Company’s Proxy Statement for its 2005 annual meeting of stockholders as filed with the SEC pursuant to the Exchange Act and the Company’s Prospectus dated June 28, 2005 as filed with the SEC pursuant to Rule 424(b) under the Securities Act, and the Company will cause to be delivered to the Contributors Representatives documents as may be filed by the Company with the SEC between the Effective Date and the Closing Date (collectively, the “SEC Documents”). The SEC Documents were or will be (i) prepared and filed in material compliance with the rules and regulations promulgated by the SEC and applicable to such SEC Documents, (ii) did not and will not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading (except to the extent such statements have been modified by subsequently filed SEC Documents), and (iii) include all the documents (other than preliminary material) that the Company was required to file with the SEC since August 17, 2004.
          (f) Financial Statements. The consolidated financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting procedures (“GAAP”) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by applicable rules and regulations of the SEC) and present fairly (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.
          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed with the SEC prior to the Effective Date, since September 30, 2005, the Company, the Operating Partnership and each of their respective Subsidiaries has conducted its business only in the ordinary course of such business (taking into account prior practices, including the acquisition and disposition of properties and the issuance of securities), and there has not been any change, circumstance or event that has resulted in a Contributee Material Adverse Effect.
          (h) No Undisclosed Liabilities. None of the Company, the Operating Partnership nor any Subsidiary has any Liabilities that could reasonably be expected to have a Contributee Material Adverse Effect, except for (i) Liabilities reflected or reserved against in its September 30, 2005 unaudited consolidated balance sheet, (ii) Liabilities relating to outstanding leases that are not required to be disclosed under GAAP or (iii) Liabilities incurred in the ordinary course of business since the date of such balance sheet.

          (i) Capital Structure.
               (i) As of November 30, 2005, (A) the authorized capital stock of the Company consisted of 800,000,000 Shares and 200,000,000 shares of preferred stock, par value $.01 per share; (B) the issued and outstanding shares of capital stock of the Company consisted of 17,190,000 Shares and no shares of preferred stock; and (C) all the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.
               (ii) As of November 30, 2005, there were (A) 17,190,000 Common Units outstanding and held by the Company or its Subsidiaries, (B) 121,000 Common Units outstanding and held by persons other than the Company or its Subsidiaries, (C) no Preferred Units outstanding and (D) except as set forth on Schedule 7.3(i) and for issuance to the Contributor and/or the Distributees, there is no issuance of Common Units or Preferred Units contemplated.
               (iii) Except as contemplated hereby, as set forth in paragraph (ii) above or under any stock option, employee bonus plan (including the outperformance bonus plan for key employees) or dividend reinvestment plan, there are no equity securities of the Company issuable upon conversion or exchange of any security of the Company or the Operating Partnership or any Subsidiary of either of them. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.
          (j) Taxes.
               (i) Each of the Company and each of its Subsidiaries has (A) filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. Since August 17, 2004, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Company’s knowledge, no event has occurred, and no condition or circumstance exists, that presents a material risk that any Taxes described in the preceding sentence will be imposed upon the Company. To the Company’s knowledge, no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.
               (ii) The Company, beginning with its taxable year ended December 31, 2004, has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for so long as the Board deems it in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.
          (k) No Default. Neither the Company nor the Operating Partnership nor any of their respective Subsidiaries is in default under, or in violation of, any provision of its organizational documents.
          (l) Solvency. There is not in effect with respect to either the Company or the Operating Partnership, nor has the Company or the Operating Partnership made (i) any general assignment for the benefit of creditors, (ii) any voluntary petition in bankruptcy, (iii) any involuntary petition in bankruptcy, (iv) any appointment of a receiver to take possession of all, or substantially all, of the Company’s or the Operating Partnership’s assets, (v) any attachment or other judicial seizure of all, or substantially all, of the Company’s or the Operating Partnership’s assets, (vi) any admission in writing of its inability to pay its debts as they come due or (vii) any offer of settlement, extension or composition to its creditors generally.
          (m) Treatment as a Partnership. The Operating Partnership is a partnership for federal and state and local income tax purposes.
          (n) Form S-3. The Company meets all requirements and conditions of the SEC for eligibility of its Shares as applicable on Form S-3.
     Section 8.2 Definition of Knowledge. As used in this Agreement, the terms “Company’s knowledge” or “Operating Partnership’s knowledge” or “knowledge of the Company” or “knowledge of the Operating Partnership” shall mean only the “current actual knowledge” of William C. Bayless, Jr. and Brian B. Nickel. Anything herein to the contrary notwithstanding, none of such persons shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the representations made by the Company or the Operating Partnership being or becoming untrue, inaccurate or incomplete in any respect. Nothing contained in this Agreement shall limit the Distributees rights as equity holders of the Contributee under federal or state securities laws.
ARTICLE 9
COVENANTS
     Section 9.1 Conduct of the Business of the Contributors. Each of the Contributors covenants and agrees that between the Effective Date and the Closing Date, unless the Contributee has consented in writing to any other act or omission (such consent not to be unreasonably withheld, conditioned or delayed), it shall perform or observe the following with respect to the Property for which it is responsible for conveying pursuant to this Agreement:
          (a) The Contributor will operate and maintain its Property in the ordinary course of business consistent with historical practice, except for ordinary wear and tear, and use all commercially reasonable efforts to preserve for the Operating Partnership the relationships of such Contributor’s Tenants, suppliers, managers and employees with respect to the Property (or replacements), the failure to preserve any which would have a Contributor Material Adverse Effect. The Contributor will not defer taking any actions or spending any of its funds (including, without limitation, the expenditures of funds consistent with historical practice for capital improvements on those projects commenced prior to the Effective Date), or otherwise manage the Property in a manner substantially different from historical practice, due to the transactions contemplated by this Agreement.
          (b) The Contributor will not renew, extend or modify any of its Service Contracts except in the ordinary course of its business consistent with historical practice and unless any such Service Contract so renewed, extended or modified grants to the Contributor and its successors and assigns a right to terminate on 30 days’ notice with no material cost to exercise such right.
          (c) The Contributor shall not remove any Personal Property located in or on its Real Property, except as may be required for repair and replacement or discarded in the ordinary course of business consistent with historical practice. All replacements shall be free and clear of liens and encumbrances (except for liens or encumbrances that will be released on or before Closing) and shall be of quality at least substantially equivalent to the replaced items and shall be deemed included in Personal Property to be contributed pursuant to this Agreement, without cost or expense to the Operating Partnership, other than as expressly provided herein.
          (d) The Contributor shall, upon request of the Contributee at any time after the Effective Date, assist the Contributee in its preparation of audited statements of income and expense and such other documentation as the Contributee may reasonably request, covering the period of the Contributor’s ownership of its Real Property.
          (e) The Contributor will make all required payments within any applicable grace period under any Indebtedness secured by a lien on its Real Property, including, without limitation, the Assumed Loans, and will comply with all material terms, covenants and conditions under any such Indebtedness and under the leases on Personal Property and the Service Contracts. The Contributor will pay all other accounts payable, including trade debt, prior to delinquency in accordance with its past business practices, provided that, subject to Section 11.1(c), the Contributor shall have the right to contest any such payment so long as it has made reasonable reserve therefor.
          (f) Except for the Permitted Exceptions, the Contributor shall not cause or permit its Real Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.
          (g) The Contributor will maintain and keep in full force and effect the hazard, liability and casualty insurance (the “Insurance Coverage”) it is currently maintaining with respect to its Real Property or substantially equivalent replacement policies.
          (h) The Contributor shall promptly give the Contributee written notice of, and promptly deliver to the Contributee, a true and complete copy of any written notice the Contributor may receive, on or before the Closing Date, from any Governmental Authority concerning a violation of any applicable Legal Requirements pertaining to its Property or of any written notice of default from the holder of any Assumed Loan.
          (i) Except for actions taken in the ordinary course of business or in connection with the transactions contemplated by this Agreement, neither Royal Apartments nor any of their affiliates shall (1) increase the compensation or benefits paid to any Rehired Employee in excess of 3% of such Rehired Employee’s current compensation effective on such Rehired Employee’s anniversary of employment service or (2) adopt, enter into, amend or terminate any employment, consulting, termination, severance or retention agreement to which a Rehired Employee is a party.
          (j) All sums that become due and payable pursuant to the Service Contracts between the Effective Date and the Closing Date shall be fully paid by the Contributor within customary time periods, subject to the Contributor’s right to contest any invoice, provided that, subject to Section 11.1(c), it has made a reasonable reserve therefor.
          (k) The Contributor shall conduct leasing and advertising activities with respect to the 2006-2007 academic year in the ordinary course of its business consistent with historical practice. The Contributor shall provide the Contributee on a weekly basis with leasing reports for such academic year (which shall include lease terms and a listing of each Tenant entitled to a one time or ongoing concession, rebate or incentive under its Lease or any other agreement with the Contributor) and, to the extent available, with a comparison to its leasing activities for the two years immediately preceding the Effective Date. Within 30 days after the Effective Date, the Contributor and the Contributee shall agree on rental rates for new Leases and renewal Leases for the 2006-2007 academic year for each Property owned by the Contributor, and at the time of such agreement, shall reflect such rates on the listing to be attached hereto as Schedule 9.1(k). Prior to the expiration of the Inspection Period, Schedule 9.1(k) may be modified by mutual agreement of the Contributors Representatives and the Contributee. At any time and from time to time after the expiration of the Inspection Period, Schedule 9.1(k) may be modified by the Contributee. The Contributor shall not enter into any new Lease or renewal Lease (or otherwise amend, renew or extend any Lease) other than at the respective rental rates stated on Schedule 9.1(k), as it may be modified in accordance with this Section 9.1(k).
          (l) Except as provided to the contrary in Section 21.16, neither the Contributor nor any of its affiliates shall enter discussions with, negotiate or contract with any other party for the sale of any of the Property or any equity interests in the Contributor.
          (m) The Contributor shall pay all reasonable costs of obtaining any of the licenses, permits or authorizations described in Section 7.1(j) if such licenses, permits or authorizations are required by applicable Legal Requirements prior to the Closing Date to own and operate its Property in accordance with its current operations, which the failure to obtain would have a Contributor Material Adverse Effect.
     Section 9.2 Conduct of the Business of the Contributee. The Company and the Operating Partnership covenant and agree that between the Effective Date and the Closing Date, unless the Contributors Representatives have consented in writing to any other act or omission

(such consent not to be unreasonably withheld, conditioned or delayed), the Company and the Operating Partnership shall perform or observe the following:
          (a) There shall be no Change in Control of the Company or the Operating Partnership.
          (b) The Company shall continue to qualify as a REIT for federal income tax purposes and the Operating Partnership shall continue to qualify as a partnership for federal income tax purposes.
     Section 9.3 Commercially Reasonable Efforts. Each of the Contributors, on the one hand, and the Company and the Operating Partnership, on the other hand, shall act in good faith and shall not take, and shall use commercially reasonable efforts to cause its respective Subsidiaries, if any, to refrain from taking, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions precedent to Closing set forth in Article 12 not being satisfied.
     Section 9.4 Good Faith Cooperation. Subject to the terms and conditions herein provided, the parties to this Agreement shall (a) use all commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, Governmental Authorities and the Lenders in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations and (iii) preparing such financial statements (including pro forma financial statements) as may be required by the Company or the Operating Partnership for incorporation in any registration statement contemplated by the Registration Rights Agreement, or any filing required to be made with the SEC or as may otherwise be required to enable the Company to satisfy its obligations under applicable law or regulations; (b) use their commercially reasonable efforts to obtain in writing any consents required from third parties necessary to effectuate the transactions contemplated hereby; and (c) use their commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors and other duly authorized representatives of the parties hereto shall take all such necessary action.
     Section 9.5 Public Announcements. The initial press release relating to this Agreement shall be made by the Company, subject to the prior written approval of the Contributors Representatives as to form and content, which approval shall not be unreasonably withheld or delayed. None of the Contributors, nor any of their partners, affiliates, representatives, employees or agents, shall make any public statements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Contributee, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained in this sentence shall in any way affect or restrict any Contributor from taking any action or providing any information that it believes is reasonably necessary or appropriate to obtain any consent that it is required to obtain in order to consummate the transactions contemplated by this Agreement, in each case in accordance with and subject to the provisions of the Confidentiality Agreement.
     Section 9.6 Investor Representations. Each of the Contributors covenants and agrees (a) that before any Units are distributed, either directly or indirectly, to a Distributee, the Contributors will obtain from each Distributee (and deliver to the Company and the Operating Partnership a fully executed copy of) an acknowledgment to and agreement with the Company and/or the Operating Partnership in the form attached hereto as Exhibit D (the “Distributee Agreement”); and (b) the Units distributed to each Distributee will be so distributed to the Distributee in accordance with the interest of the Distributee in a Contributor, a Contributing Party or any other entity owning, directly or indirectly, any interest in a Contributor or Contributing Party. In the event any Distributee does not execute and deliver a Distributee Agreement or is not an “accredited investor,” such Distributee will not be eligible to receive Units. The provisions of this Section 9.6 shall survive the Closing.
     Section 9.7 Board Seat/Observation Rights. If Units are issued at the Closing equal to the lesser of (i) 3,250,000 Units or (ii) Units comprising at least 10% of the then outstanding fully diluted Shares (on an as if converted basis), the Company shall cause Michael J. Henneman to be appointed as a non-compensated member of the Board (provided that the Company shall reimburse Mr. Henneman for his reasonable travel expenses relating to his Board membership on the same basis as the Company reimburses other members of the Board and Mr. Henneman shall be entitled to compensation, if any, as may be approved by the Board expressly for his benefit) and, for so long as recipients of Units at the Closing continue to Beneficially Own Units (on an as if converted basis) Units comprising at least 10% of the then outstanding fully diluted Shares, the Company shall cause Mr. Henneman to be nominated for reelection by the stockholders of the Company as a member of the Board. Thereafter, if at least 1,000,000 Units are issued at the Closing, Mr. Henneman shall have full observation rights with respect to the Board, other than with respect to executive sessions of independent directors and meetings of its committees (“Observation Rights”), including the right to obtain full and timely notice of all meetings of the Board and to obtain copies of all written and other materials disseminated to the Board; provided that he execute and deliver to the Company a confidentiality agreement pursuant to which he will agree, among other things, to treat confidentially any information furnished to him in connection with his exercise of Observation Rights and to use all such information for informational purposes only. The Observation Rights shall terminate upon the earlier of (i) the occurrence of the Company’s annual meeting in 2008 or (ii) such time that the holders of Units issued at the Closing Beneficially Own less than 50% of the Units issued at Closing. At Closing, Mr. Henneman will enter into an agreement with the Company pursuant to which he will agree (a) to fully comply with the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines, as they may be amended from time to time, and (b) not to enter into any financial instrument with any public or private entity to mitigate the financial price risk associated with Units held by Mr. Henneman until such time as he ceases to be a member of the Board or to possess Observation Rights. The provisions of this Section 9.7 shall survive the Closing.

     Section 9.8 No Solicitation. None of the Contributors or Owners shall, nor shall they permit any partner or affiliate of any Contributor Owner to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any person or entity other than the Contributee and its respective officers, directors and representatives, concerning any sale of all or a portion of the Property or the Contributors’ or the Parent Entities’ Equity Interests (each such transaction being referred to herein as a “Proposed Acquisition Transaction”). Except as provided to the contrary in Section 21.16, none of the Contributors or Owners is currently engaged in discussions or negotiations with any person or entity other than the Contributee with respect to any Proposed Acquisition Transaction.
     Section 9.9 Confidentiality — Contributors. The Contributors shall ensure that all confidential information that each such party or any of its respective representatives may now possess or may hereafter create or obtain relating to the Property pursuant to the terms hereof, the transactions contemplated hereby or the financial condition, results of operations, business, properties, assets, Liabilities or future prospects of the Contributors or the Contributee, any of their respective affiliates or subsidiaries or any of their respective tenants, customers or suppliers, shall not be published, disclosed or made accessible by any of them without the prior written consent of the Company; provided, however, that the restrictions of this sentence shall not apply (i) to the extent the disclosure may otherwise be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or (ii) to the extent such information shall have otherwise become publicly available other than as a result of a breach of the Confidentiality Agreement or other confidentiality obligations on the part of any individual or entity.
     Section 9.10 Confidentiality – Contributee. The Contributee shall ensure that all confidential information that it or any of its respective representatives may now possess or may hereafter obtain relating to Property pursuant to the terms hereof, the transactions contemplated hereby or the financial condition, results of operations, business, properties, assets, Liabilities or future prospects of the Contributors, any of their respective affiliates or Subsidiaries or any of their respective tenants, customers or suppliers, shall not be published, disclosed or made accessible by any of them without the prior written consent of the affected Contributor; provided, however, that the restrictions of this sentence shall not apply (i) to the extent the disclosure may otherwise be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or (ii) to the extent such information shall have otherwise become publicly available other than as a result of a breach of the Confidentiality Agreement or other confidentiality obligations on the part of the Contributee.
ARTICLE 10
CLOSING
     Section 10.1 The Closing. The Closing shall take place at the offices of the Escrowee on the Closing Date.
     Section 10.2 Deliveries at the Closing by the Contributors. At the Closing, each of the Contributors will deliver or cause to be delivered to the Operating Partnership the following and,

where appropriate, duly executed on behalf of all necessary parties thereto other than the Company and the Operating Partnership (collectively, the “Contributors Closing Documents”):
          (a) With respect to all Property conveyed to the Operating Partnership or its designee by the Contributor as contemplated in Section 2.1, (i) a special warranty deed (collectively, the “Deeds”) in substantially the form attached hereto as Exhibit G, with the inclusion of state-specific provisions; (ii) a bill of sale in the form attached hereto as Exhibit E; and (iii) an assignment and assumption agreement (collectively, the “Contract Assignment and Assumption Agreements”) in the form attached hereto as Exhibit F.
          (b) With respect to all Equity Interests conveyed to the Operating Partnership or its designee as contemplated in Section 2.2, in lieu of a Deed, Bill of Sale and Contract Assignment and Assumption Agreement for the related Property, an Assignment of Equity Interest in the form attached hereto as Exhibit H (collectively, the “Equity Interest Assignment and Assumption Agreements”), and an Addendum A executed by each Contributing Party.
          (c) All original Leases and all other documents pertaining thereto.
          (d) All other original documents or instruments referred to herein, including, without limitation, the Property Documents; and keys to the Improvements, in each case, that are within the possession of the Contributor or its agents.
          (e) A letter to Tenants in a form reasonably satisfactory to the Company advising the Tenants of the transactions to be consummated hereunder and directing that rent and other payments thereafter be sent to the Operating Partnership or its designee, as the Operating Partnership shall so direct.
          (f) Any affidavits and such other documents or instruments required by the Title Company to consummate the transactions contemplated hereby.
          (g) Affidavits and other instruments, including but not limited to all organizational documents of the Contributors and their general partners and the Contributing Parties, including partnership agreements, operating agreements, bylaws, articles of incorporation and certificates of good standing and/or existence reasonably requested by the Contributee evidencing the power and authority of such entities to enter into and perform this Agreement and any documents to be delivered hereunder and, if requested by the Contributee, a certified copy of all appropriate corporate resolutions or membership or partnership actions.
          (h) A certificate executed by each of the Contributors, in a form reasonably satisfactory to the Company, stating that the representations and warranties made by the Contributors in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.
          (i) A Rent Roll for each Real Property, current as of a date not more than ten days prior to the Closing Date, certified by a duly authorized representative of the appropriate Contributor as being true and correct in all material respects.

          (j) All proper instruments, in a form reasonably satisfactory to the Company, as shall be reasonably required for the conveyance to the Operating Partnership of all right, title and interest, if any, of any Contributor in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Real Property, (ii) for damage to the Land or the Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Land or the Improvements.
          (k) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by a duly authorized representative of each of the Contributors to the effect that it is not a “foreign person” as that term is defined in Section 1445(f)(3) of the Code.
          (l) All such transfer and other tax declarations and returns and information returns, duly executed and (if required) sworn to by each Contributor or Contributing Party and in a form reasonably satisfactory to the Company, to the extent required by law in connection with the conveyance of the Real Property or the Equity Interests, as the case may be, to the Operating Partnership.
          (m) Possession of the Real Property, subject only to the Leases and the Permitted Exceptions.
          (n) The Loan Assumption Documents.
          (o) The Distributee Agreements.
          (p) An opinion of counsel to the Contributors reasonably satisfactory to the Contributee and in a form to be mutually agreed upon by the Contributee and the Contributors Representatives.
          (q) Evidence of all third party and partner or member consents required under agreements to which any Owner or Contributor is a party to the transactions contemplated hereby, including without limitation any required consent of the lenders holding the Assumed Loans and any required consent to the transactions contemplated hereby.
          (r) An estoppel letter from the Lenders with respect to the Assumed Loans setting forth the unpaid principal amounts thereof and such other matters as the Contributee shall reasonably request.
          (s) The Registration Rights Agreement.
          (t) The Partnership Agreement Amendment.
          (u) The Tax Matters Agreement.
          (v) The ROFO Agreement.

          (w) The Addendum As.
          (x) The Purchase and Sale Agreements.
          (y) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement, in forms reasonably satisfactory to the Company.
     Section 10.3 Deliveries at the Closing by the Contributee. At the Closing, the Company and the Operating Partnership shall deliver or cause to be delivered to the Contributors Representatives the following and, where appropriate, duly executed by all necessary parties thereto other than the Contributors or the Contributing Parties.
          (a) The Cash Consideration.
          (b) Evidence of issuance of Units to be issued at the Closing.
          (c) The Contract Assignment and Assumption Agreements.
          (d) The Equity Interest Assignment and Assumption Agreements.
          (e) The Loan Assumption Documents.
          (f) A certificate executed by a duly authorized representative of the Company and the Operating Partnership, in a form reasonably satisfactory to the Contributors Representatives, stating that the representations and warranties made by the Company and the Operating Partnership in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.
          (g) Affidavits and other instruments, including but not limited to all organizational documents of the Company and the Operating Partnership including limited partnership agreements, filed copies of limited partnership certificates, articles of incorporation and certificates of good standing and existence, reasonably requested by the Contributors Representatives evidencing the power and authority of the Company and the Operating Partnership to enter into and perform this Agreement and any documents to be delivered hereunder.
          (h) An opinion of counsel to the Company reasonably satisfactory to the Contributors Representatives and in a form to be mutually agreed upon by the Contributee and the Contributors Representatives.
          (i) The Partnership Agreement Amendment.
          (j) The Registration Rights Agreement.
          (k) The Tax Matters Agreement.
          (l) The ROFO Agreement.

          (m) The Purchase and Sale Agreements.
          (n) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement, in forms reasonably satisfactory to the Contributors Representatives.
     Section 10.4 Fees and Expenses. The Contributors shall pay for the existing Surveys, the Title Commitment, the premium for standard coverage Title Policy, one-half of any escrow fee charged by the Escrowee and all state, county and local transfer, documentary, ad valorem or similar taxes imposed on the conveyance of the Real Property with respect to the Real Property located in Florida and Kentucky. The Contributee shall pay for any new Surveys, any updates to the existing Surveys, all costs associated with any inspections of the Property performed by or for the Contributee, one-half of any escrow fee charged by the Escrowee, all premiums for any costs of the Title Commitment attributable to extended coverage and any endorsements desired by the Contributee, all state, county and local transfer, documentary, ad valorem or similar taxes imposed on the conveyance of the Real Property with respect to the Property located in Tennessee and all mortgage stamp taxes. All other costs and expenses incurred in connection with this Agreement shall be paid by the Contributee or the Contributor, as applicable, as specified by the other provisions of this Agreement or, if no provision is made in this Agreement, in accordance with customary title closing practices in the county in which the Real Property is located (without regard to whether any applicable Real Property is conveyed in fee or by transfer of Equity Interests). The provisions of this Section 10.4 shall survive the Closing or the earlier termination of this Agreement.
     Section 10.5 No Warranties.
          (a) THE COMPANY AND THE OPERATING PARTNERSHIP ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CONTRIBUTORS CLOSING DOCUMENTS, THE OPERATING PARTNERSHIP IS ACQUIRING THE PROPERTY IN ITS “AS IS, WHERE IS” CONDITION “SUBJECT TO ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE CONTRIBUTORS. THE COMPANY AND THE OPERATING PARTNERSHIP ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT OR THE CONTRIBUTORS CLOSING DOCUMENTS, NEITHER THE OPERATING PARTNERSHIP NOR THE COMPANY HAS RELIED AND IS NOT RELYING ON ANY INFORMATION, DOCUMENT, REPORT, SALES BROCHURE OR OTHER LITERATURE, MAPS OR SKETCHES, FINANCIAL INFORMATION, PROJECTIONS, PRO FORMAS OR STATEMENTS, THAT MAY HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF THE CONTRIBUTORS. THE COMPANY AND THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CONTRIBUTORS CLOSING DOCUMENTS, ALL MATERIALS RELATING TO THE PROPERTY THAT HAVE BEEN PROVIDED BY

THE CONTRIBUTORS HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED, AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE OPERATING PARTNERSHIP NOR THE COMPANY SHALL HAVE ANY RECOURSE AGAINST THE CONTRIBUTORS OR THEIR COUNSEL, ADVISORS, AGENTS, OFFICERS, DIRECTORS OR EMPLOYEES FOR ANY INFORMATION IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. THE COMPANY AND THE OPERATING PARTNERSHIP EACH REPRESENT THAT THEY ARE SOPHISTICATED AND EXPERIENCED IN ALL MATTERS RELATING TO THE PROPERTY AND ARE RELYING SOLELY ON SUCH EXPERIENCE AND SOPHISTICATION IN MAKING ALL DECISIONS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN.
          (b) THE COMPANY AND THE OPERATING PARTNERSHIP HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CONTRIBUTORS CLOSING DOCUMENTS, THE CONTRIBUTORS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY, PROMISE, COVENANT, AGREEMENT OR GUARANTEE OF ANY NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO OR REGARDING: (i) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION, WHETHER LATENT OR PATENT, OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES OR THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES AT OR IN CONNECTION WITH THE REAL PROPERTY, IF ANY; (ii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY, PHYSICAL CONDITION, OR LOCATION OF ANY UTILITIES SERVING THE REAL PROPERTY; (iii) THE DEVELOPMENT POTENTIAL OF THE REAL PROPERTY, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY FOR ANY PARTICULAR PURPOSE; (iv) THE ZONING OR OTHER LEGAL STATUS OF THE REAL PROPERTY OR THE POTENTIAL USE OF THE PROPERTY; (v) THE REAL PROPERTY’S OR ITS OPERATIONS’ COMPLIANCE WITH ANY APPLICABLE LEGAL REQUIREMENTS; (vi) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE REAL PROPERTY; (vii) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN, ON OR UNDER THE PROPERTY OF ANY HAZARDOUS MATERIALS; OR (viii) THE CONDITION OF TITLE TO THE REAL PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY RIGHT, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION OR ANY OTHER MATTER AFFECTING TITLE TO THE PROPERTY.
          (c) EXCEPT AND SOLELY TO THE EXTENT A CONTRIBUTOR OR EQUITY CONTRIBUTOR BREACHES ANY OF ITS REPRESENTATIONS AND WARRANTIES UNDER ARTICLE 7 AND/OR THE CONTRIBUTORS CLOSING

DOCUMENTS, EFFECTIVE AS OF CLOSING, AND WITHOUT ANY FURTHER ACT OR INSTRUMENT ON THE PART OF THE CONTRIBUTEE, THE CONTRIBUTEE, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED, RELEASED AND RELINQUISHED ANY CLAIMS, CAUSES OF ACTION, DEMANDS, LOSSES, COSTS, INJURIES, DAMAGES, FEES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS), LIABILITY AND/OR EXPENSES, INCLUDING COSTS UNDER ANY APPLICABLE ENVIRONMENTAL LAWS, STATUTES OR REGULATIONS AND/OR ANY CLAIMS, LIABILITY OR RIGHT TO CONTRIBUTION OR INDEMNITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, OR ANY OTHER LAW, STATUTE OR REGULATION, WHICH THE CONTRIBUTEE OR ITS SUCCESSORS AND ASSIGNS NOW HAS OR MAY HAVE, WHETHER THE SAME BE KNOWN OR UNKNOWN, LATENT OR PATENT, AGAINST ANY OF THE CONTRIBUTORS, ANY OF THE CONTRIBUTING PARTIES, ANY OF THE PARENT ENTITIES, OR THEIR RESPECTIVE AGENTS, SUCCESSORS AND ASSIGNS, OR ANY OTHER PERSON HAVING ANY INTEREST IN ANY OF THE CONTRIBUTORS, ANY OF THE CONTRIBUTING PARTIES OR ANY OF THE PARENT ENTITIES BY REASON OF: (i) THE PRESENCE OF ANY HAZARDOUS MATERIALS ON, UNDER OR ABOUT ANY OF THE PROPERTY NOW EXISTING OR HEREAFTER ARISING, INCLUDING THE GROUNDWATER OR SURFACE WATERS THEREOF OR THE AIR, (ii) ANY PRIOR, PRESENT OR FUTURE ESCAPE, SEEPAGE, RELEASE, DISCHARGE OR LEAKAGE OF ANY HAZARDOUS MATERIALS FROM THE PROPERTY OR ANY PORTION THEREOF, INTO THE AIR OR UPON ANY LAND, SURFACE WATERS, GROUNDWATER, (iii) ANY PRIOR, PRESENT OR FUTURE ENVIRONMENTAL DEFECT, ENVIRONMENTAL PROBLEM OR CONTAMINATION OF THE PROPERTY OR ANY PORTION THEREOF, (iv) ANY PRIOR, PRESENT OR FUTURE REMEDIATION OR REMOVAL OR OTHER CORRECTIVE ACTION WHICH MAY BE REQUIRED OR DESIRABLE WITH RESPECT TO THE PROPERTY PURSUANT TO ANY ENVIRONMENTAL LAWS OR PURSUANT TO THE DIRECTION OR REQUEST OF ANY GOVERNMENTAL AUTHORITY OR (v) ANY PRIOR, PRESENT OR FUTURE VIOLATION OF ANY LAW OR ANY ENVIRONMENTAL LAW AFFECTING THE PROPERTY AND/OR THE USE OR OCCUPANCY THEREOF.
          (d) IT IS UNDERSTOOD AND AGREED THAT THE CONTRIBUTION VALUE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS BEING CONVEYED AND CONTRIBUTED BY THE CONTRIBUTORS AND ACQUIRED BY THE CONTRIBUTEE SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 10.5 SHALL SURVIVE THE CLOSING AND DELIVERY OF THE CONTRIBUTORS CLOSING DOCUMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING CONTAINED IN THIS SECTION 10.5 SHALL IN ANY WAY LIMIT OR EXPAND ANY CONTRIBUTOR’S LIABILITY FOR, OR THE CONTRIBUTEE’S RECOURSE AGAINST ANY CONTRIBUTOR FOR, ANY BREACH BY ANY CONTRIBUTOR OR EQUITY CONTRIBUTOR OF ANY OF THE REPRESENTATIONS, WARRANTIES

OR COVENANTS SET FORTH IN THIS AGREEMENT OR THE CONTRIBUTORS CLOSING DOCUMENTS.
ARTICLE 11
ADJUSTMENTS
     Section 11.1 Adjustments at the Closing Date. The following items shall be prorated (without regard to whether any applicable Real Property is conveyed in fee or by transfer of Equity Interests) as of midnight on the date preceding the Closing Date based on the actual number of days in the month:
          (a) Rents and other income and tenant charges due and payable for the month in which the Closing occurs (whether then collected or not) shall be prorated based upon the Rent Rolls to be prepared by each Contributor at Closing showing current Tenants. All moneys received from Tenants from and after the Closing shall be applied by the Operating Partnership first to current rents and other charges and then to any past due rents during the Operating Partnership’s ownership; any balance representing past due rents prior to the Closing Date shall be remitted to the Contributors. If rents and other tenant charges are received by the Contributors or the Contributee after the Closing and are payable to the other party by reason of the allocation provided in this Section 11.1(a), the appropriate sum shall be paid to the appropriate party promptly after the completion of the month-end reconciliation thereof. After the Closing, the Contributors shall not initiate and prosecute proceedings to collect their respective rents and other tenant charges delinquent as of the Closing, but the Contributee shall use commercially reasonable efforts to collect any delinquent rents and other tenant charges.
          (b) At the Closing, the Contributors shall pay to the Operating Partnership an amount equal to all Security Deposits and any prepaid rents relating to the Real Property and any other fees and/or charges applicable to the current academic year or future academic years.
          (c) At the Closing, the Contributors shall pay to the Operating Partnership an amount equal to all reserves made by the Contributors, including but not limited to with respect to accounts payable and Service Contracts pursuant to Sections 9.1(e) and (j), respectively.
          (d) Utility charges payable by the Contributors, including, without limitation, electricity, water and sewer bills. If there are meters on the Real Property, the Contributors will cause readings of all said meters to be performed not more than three Business Days prior to the Closing Date.
          (e) Amounts payable under the Service Contracts.
          (f) Real estate taxes and assessments due or payable for the calendar year. The proration of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and the Contributors agree to pay the Operating Partnership any increase shown by such recomputation and vice versa.

          (g) Any impounds which remain with the lenders in connection with the Assumed Loans and which inure to the benefit of Contributee, including, but not limited to, impounds for real estate taxes, insurance and replacement reserve escrow shall be credited to Contributors at Closing; provided, however, that Contributee shall have received commercially reasonable evidence as to the existence and amount of such impounds.
     Section 11.2 Adjustment for Assessments. If on the Closing Date any Real Property or part thereof shall be or shall have been affected by an assessment or assessments that are or may become payable in installments, all the unpaid installments of any such assessment which is set forth on Schedule 11.2 shall be paid and discharged by the Contributors on the Closing Date and all other such adjustments shall be pro rated in the manner set forth in Section 11.1.
     Section 11.3 Other Adjustments. All apportionments and prorations made hereunder shall be made based on the number of days of ownership of the applicable Property in the period applicable to the apportionment (e.g., collected rent for the month in which the Closing occurs will be prorated based on the number of days of ownership for each entity divided by the number of days in the month in which the Closing occurs and prorations of annual payments shall be made based on the number of days of ownership in the applicable annual period). The Contributee shall receive the benefits and burdens of ownership on the Closing Date.
     Section 11.4 Post-Closing Reconciliation; Errors in Calculations. If on the Closing Date the precise figures necessary for any of the foregoing adjustments are not capable of determination, such adjustments shall be made on the basis of good faith estimates of the Contributors and Contributee using currently available information, and final adjustments shall be made promptly after precise figures are determined or available. Any errors in calculations or adjustments shall be corrected or adjusted within 90 days after the Closing.
     Section 11.5 First Quarterly Distributions. The first quarterly distribution on Units to be issued at the Closing to which holders of such Units are entitled shall be pro rated based on the number of days from the Closing Date to the end of such quarter.
     Section 11.6 Survival. The provisions of this Article 11 shall survive the Closing Date for one year. The provisions of this Article 11 with respect to readjustment of real estate taxes shall survive the Closing Date for 90 days after the issuance of the applicable tax bill.
ARTICLE 12
CONDITIONS PRECEDENT TO CLOSING
     Section 12.1 Conditions to Obligations of the Contributors. The obligations of each of the Contributors to convey its Property and to perform the other covenants and obligations to be performed by the Contributors on the Closing Date shall be subject to satisfaction of, in addition to the other conditions set forth herein, the following conditions (all or any of which may be waived, in whole or in part, by the Contributors Representatives):
          (a) The representations and warranties made by the Company and the Operating Partnership herein shall be true and complete in all material respects (provided that such representations and warranties qualified as to materiality shall be true and correct in all respects) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of the foregoing condition shall not give rise to a right of termination by the Contributors hereunder so long as such matters do not have a Contributee Material Adverse Effect.
          (b) The Company and the Operating Partnership shall have executed and delivered to the Contributors Representatives and the Contributors all of the items and documents provided herein for said delivery.
          (c) The Company and the Operating Partnership shall have performed all covenants and obligations undertaken by the Company and the Operating Partnership herein in all material respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.
          (d) There shall not have been any changes, circumstances or events with respect to the Company or the Operating Partnership that in the aggregate have resulted in a Contributee Material Adverse Effect.
     Section 12.2 Conditions to Obligations of the Company and the Operating Partnership. The obligations of the Company and the Operating Partnership to accept title to the Property and the Equity Interests and the Company’s and the Operating Partnership’s obligations to perform the other covenants and obligations to be performed by the Company and the Operating Partnership on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Company or the Operating Partnership):
          (a) The representations and warranties made by the Contributors and the Contributing Parties herein shall be true and correct in all material respects (provided that such representations and warranties qualified as to materiality shall be true and correct in all respects) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of the foregoing condition shall not give rise to a right of termination by the Contributors hereunder so long as such matters do not have a Contributor Material Adverse Effect.
          (b) The Contributors shall have performed, and caused the Contributing Parties to have performed, all covenants and obligations undertaken by the Contributors and the Contributing Parties herein in all material respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.
          (c) The Contributors shall have executed and delivered to the Company and the Operating Partnership, or caused the Contributing Parties to execute and deliver, all of the items and documents provided herein for said delivery.
          (d) There shall not have been any changes, circumstances or events with respect to the Contributors, the Contributing Parties or the Property that in the aggregate have resulted in any Contributor Material Adverse Effect.

ARTICLE 13
NO BROKERS
     The Contributors, jointly and severally, on the one hand, and the Contributee, on the other hand, covenant and agree one with the other that, no real estate commissions, finders’ fees or brokers’ fees have been or will be incurred in connection with this Agreement or the transactions contemplated hereby, except for any fees payable under the terms of the partnership agreements of the Contributors or pursuant to any other agreement among the Contributors, severally, and Royal Apartments, none of which shall be the obligation of the Contributee. The Contributors, jointly and severally, on the one hand, and the Contributee, on the other hand, shall indemnify, defend and hold each other harmless from and against any Liabilities for commissions, finders’ or brokers’ fees resulting from or arising out of the Contributee’s acquisition of the Property hereunder asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts or omissions. The provisions of this Article 13 shall survive the Closing or other termination of this Agreement.
ARTICLE 14
CASUALTY LOSS
     Section 14.1 Casualties. If at any time prior to the Closing Date all or any portion of any Property (each, a “Damaged Property”) is destroyed or damaged as a result of fire or any other casualty (a “Casualty”), the Contributors Representatives shall promptly give written notice thereof (the “Casualty Notice”) to the Contributee. If the estimated cost to repair or restore the Damaged Property following such Casualty equals or exceeds $500,000, such Casualty is herein called a “Major Casualty.” Notwithstanding the occurrence of a Major Casualty, the Contributee shall not have the right to terminate this Agreement as to the Damaged Property, provided that (a) the damage resulting from the Casualty is covered by the Insurance Coverage, (b) subject to the rights of any holders of Assumed Loans, the proceeds of any applicable Insurance Policy, together with credits equal to the deductible under the Insurance Coverage and any amount by which the damage is not covered by such insurance, shall be paid to the Operating Partnership at the Closing, (c) all unpaid claims and rights in connection with the Casualty shall be assigned to the Operating Partnership at Closing without in any manner affecting the consideration payable to the Contributors Representatives hereunder, (d) there is rent interruption insurance in place for a period of at least six months sufficient to cover any anticipated loss in revenue from the Damaged Property resulting from such Casualty, and (e) there is no known material impediment to obtaining all governmental approvals to permit the Damaged Property to be rebuilt or repaired. Upon the occurrence of a Major Casualty, if any provision set forth in the preceding sentence is not satisfied, the Contributee may terminate this Agreement as to the Affected Property only by written notice to the Contributors Representatives within 15 days after receipt of the Casualty Notice. In that event, such Damaged Property shall be treated as a Withdrawn Property under Section 3.5, and this Agreement shall continue in full force and effect as to all other Property.
     Section 14.2 Interim Repairs. If a Property is the subject of a Major Casualty but the Contributee either is not entitled to or does not terminate this Agreement as to such Damaged Property pursuant to the provisions of this Article 14, then the appropriate Contributor shall prior to the Closing Date cause all temporary repairs to be made to the Damaged Property as shall be required to prevent further deterioration and damage to the Damaged Property and to protect public health and safety; provided that the cost of any such repairs shall not exceed the amount of proceeds made available to such Contributor. The appropriate Contributor shall have the right to be reimbursed from the proceeds of any insurance with respect to the Damaged Property for the cost of such temporary repairs.
     Section 14.3 Casualties Other than Major Casualties. If a Property is the subject of a Casualty which is not a Major Casualty, this Agreement shall continue in full force and effect, and (a) subject to the rights of any holders of the Assumed Loans, the proceeds of any applicable Insurance Coverage, together with credits equal to the deductible under such Insurance Coverage and any amount by which the damage is not covered by such insurance, shall be paid to the Operating Partnership at Closing, and (b) all unpaid claims and rights in connection with the Casualty shall be assigned to the Operating Partnership at Closing without in any manner affecting the consideration payable to the appropriate Contributor hereunder.
ARTICLE 15
CONDEMNATION
     In the event of a Material Taking of any Property (the “Condemned Property”), the Contributee shall have the right, at its sole option, to either (a) terminate this Agreement as to the Condemned Property only by giving the appropriate Contributor written notice to such effect within 15 days after its receipt of written notification of any such occurrence or (b) accept title to the Condemned Property without reduction of any consideration to be given to the appropriate Contributor hereunder. Should the Contributee so terminate this Agreement as to Condemned Property in accordance with this Article 15, such Condemned Property shall be treated as a Withdrawn Property under Section 3.5 and this Agreement shall continue in full force and effect as to all other Property. In the event that the Contributee either is not entitled to or elects not to terminate this Agreement under this Article 15, or in the event of a taking which is not a Material Taking, the appropriate Contributor shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to the Operating Partnership, and same shall be the Operating Partnership’s sole property, and the Operating Partnership shall have the sole right to settle any claim in connection with the Condemned Property. The term “Material Taking” as to a Condemned Property or any portion thereof shall be defined to mean the institution of any proceedings, judicial, administrative or otherwise, which (a) causes access to the Real Property to be taken or materially diminished (i.e., following such taking the Real Property no longer has access to a publicly dedicated street or traffic flow from and to the Real Property is materially impaired), (b) results in parking no longer being in compliance with applicable zoning laws, or (c) results in a taking of any portion of any buildings constituting the Improvements.
ARTICLE 16
PRE-CLOSING DEFAULT AND REMEDIES
     Section 16.1 Pre-Closing Defaults and Remedies.
          (a) Each of the following events shall be a “Contributor Event of Default”: (i) a failure by a Contributor or any of its Contributing Parties to perform any of its obligations hereunder (including but not limited to delivery of any consent required to be delivered by such Contributor or Contributing Party hereunder pursuant to the terms hereof), which failure continues for more than 10 Business Days following receipt of notice thereof from the Contributee, or (ii) a failure to satisfy any condition set forth in Sections 12.2(a) and (c). Upon the occurrence of a Contributor Event of Default, the Contributee shall have the right to terminate its obligation to consummate the transactions contemplated by this Agreement with respect to the Property or the related Equity Interests, as applicable, as to which the Contributor Event of Default relates by delivery of notice thereof to the Contributors, in which event such Property shall become an Unapproved Property.
          (b) Each of the following events shall be a “Contributee Event of Default”: (i) a failure by the Contributee to perform any of its obligations hereunder (including but not limited to delivery of any consent required to be delivered by the Contributee hereunder pursuant to the terms hereof), which failure continues for more than ten Business Days following receipt of notice thereof from the Contributors or (ii) a failure to satisfy any condition set forth in Sections 12.1(a) and (c). Upon the occurrence of a Contributee Event of Default, the Contributors shall have the right by written notice thereof to the Contributee to terminate their obligations to consummate the transactions contemplated by this Agreement.
          (c) Subject to the terms of this Article 16, upon any termination of this Agreement as permitted under this Agreement, all rights and obligations of the parties under this Agreement, other than those set forth in this Section 16.1(c), Sections 6.7, 9.5, 9.9, 9.10 and 10.4 and Article 20, shall terminate without recourse, and this Agreement shall be of no further force or effect. Notwithstanding anything to the contrary, neither the Contributee nor the Contributors shall be entitled to terminate this Agreement pursuant to this Article 16 if such party’s willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.
     Section 16.2 Special Remedies of the Contributee.
          (a) If the Contributee elects to terminate this Agreement in its entirety pursuant to Section 6.4, the Contributee shall be entitled to a return of the Initial Deposit and the Earnest Money and all interest accrued thereon. If the Contributee elects to terminate this Agreement in its entirety pursuant to Section 3.5, the Contributee shall be entitled to a return of the Earnest Money and all interest accrued thereon. If the Contributee elects to terminate this Agreement with respect to a Withdrawn Property pursuant to Section 3.5, the Contributee shall be entitled to a return of the Allocated Earnest Money with respect thereto and all interest accrued thereon. In addition to the foregoing, in the event of a termination of this Agreement pursuant to Sections 3.5 or 16.1(a) with respect to one or more Unapproved Properties as a result of a Contributor Event of Default, (i) the Contributor which is the subject of such Contributor Event of Default shall pay the Contributee the Fee or (ii) the Contributee may, as an alternative remedy to that set forth in clause (i), seek specific performance of the terms of this Agreement as to such Unapproved Property.
          (b) As used in this Agreement, “Fee” shall be an amount equal to the lesser of (i) the Base Amount, or (ii) the sum of (A) the maximum amount that can be paid to the Operating Partnership without causing the Company to fail to meet the requirements of Sections

856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), as determined by independent accountants to the Company, and (B) in the event the Company receives a letter from legal counsel (the “Tax Opinion”) indicating that the Company has received a ruling from the Internal Revenue Service holding that the Company’s receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) or that the receipt by the Company of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that the Operating Partnership is not able to receive the full Base Amount, the Contributors shall place the unpaid amount in escrow and shall not release any portion thereof to the Operating Partnership unless and until the Contributors Representatives receive either one or a combination of the following: (i) a letter from the Company’s independent accountants indicating the maximum amount that can be paid at that time without causing the Company to fail to meet the REIT Requirements, or (ii) a Tax Opinion, in either of which events the Contributors shall pay to the Operating Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. All funds remaining in the escrow account shall be released to the Contributors Representatives on the third anniversary of the Effective Date. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the aggregate amount of Fees payable to the Contributee by the Contributors pursuant to this Section 16.2 exceed $2,500,000.
          (c) The Contributee shall not be entitled to, and waives all right to seek, any remedy other than as set forth in this Section 16.2 that may be made available to the Contributee at law, in equity or otherwise, including, but not limited to, seeking consequential, incidental, speculative or punitive damages.
     Section 16.3 Special Remedy of Contributors. If the Contributors elect to terminate this Agreement pursuant to Section 16.1(b), the Contributors shall be entitled to receipt of the Initial Deposit and the Earnest Money as their sole and absolute remedy.
     Section 16.4 Liquidated Damages.
          (a) THE CONTRIBUTORS HEREBY AGREE THAT, IF THEY TERMINATE THIS AGREEMENT PURSUANT TO SECTION 16.1(b), THEY SHALL NOT BE ENTITLED TO ACTUAL DAMAGES PURSUANT TO THE TERMS OF THIS AGREEMENT AND THAT THEY SHALL ONLY BE ENTITLED TO THE INITIAL DEPOSIT AND THE EARNEST MONEY AS DESCRIBED ABOVE IN SECTION 16.3. THE CONTRIBUTEE AND THE CONTRIBUTORS AGREE THAT IT IS IMPOSSIBLE TO CALCULATE WHAT THE CONTRIBUTORS’ ACTUAL DAMAGES WOULD BE IN THE EVENT OF ANY PRE-CLOSING DEFAULT BY THE CONTRIBUTEE AND AGREE THAT THE AMOUNT OF THE INITIAL DEPOSIT AND THE EARNEST MONEY IS A REASONABLE ESTIMATION THEREOF. THEREFORE, BY SIGNING THIS AGREEMENT, THE CONTRIBUTORS ACKNOWLEDGE THAT THEIR RIGHT TO RETAIN THE INITIAL DEPOSIT AND THE EARNEST MONEY SHALL CONSTITUTE

LIQUIDATED DAMAGES AND THEIR SOLE RIGHT AND REMEDY IN CONNECTION WITH THIS ARTICLE 16.
          (b) THE CONTRIBUTEE HEREBY AGREES THAT, IF IT TERMINATES THIS AGREEMENT PURSUANT TO SECTIONS 3.5, 5.2(b), 5.2(c), 6.4 OR 16.1(a), IT SHALL NOT BE ENTITLED TO ACTUAL DAMAGES PURSUANT TO THE TERMS OF THIS AGREEMENT AND THAT IT SHALL ONLY BE ENTITLED TO RETURN OF THE INITIAL DEPOSIT AND THE EARNEST MONEY, OR THE ALLOCATED EARNEST MONEY, AND THE FEE, AS APPLICABLE, AS DESCRIBED IN SECTION 16.2(a). THE CONTRIBUTEE AND THE CONTRIBUTORS AGREE THAT IT IS IMPOSSIBLE TO CALCULATE WHAT THE CONTRIBUTEE’S ACTUAL DAMAGES WOULD BE IN THE EVENT OF ANY PRE-CLOSING DEFAULT BY ANY OR ALL OF THE CONTRIBUTORS AND AGREE THAT THE AMOUNT OF THE INITIAL DEPOSIT AND THE EARNEST MONEY, OR THE ALLOCATED EARNEST MONEY, AND THE FEE AS APPLICABLE, IS A REASONABLE ESTIMATION THEREOF. THEREFORE, BY SIGNING THIS AGREEMENT, THE CONTRIBUTEE ACKNOWLEDGES THAT ITS RIGHT TO RETURN OF THE INITIAL DEPOSIT AND THE EARNEST MONEY, OR THE ALLOCATED EARNEST MONEY, AND PAYMENT OF THE FEE, AS APPLICABLE, SHALL CONSTITUTE LIQUIDATED DAMAGES AND, TOGETHER WITH THE RIGHT TO SPECIFIC PERFORMANCE PURSUANT TO SECTION 16.2(a), ITS SOLE RIGHT AND REMEDY IN CONNECTION WITH THIS ARTICLE 16.
ARTICLE 17
TAX MATTERS
     Section 17.1 Payment of Taxes by the Contributing Parties. The parties agree that, for federal income tax purposes, the transactions described in Article 2 shall be reported as direct conveyances of the Property to the extent permitted by applicable Tax laws: (a) by the Property Contributors through the direct conveyance of the Property pursuant to Section 2.1, or (b) by the Contributing Parties through the transfer of Equity Interests in the Parent Entities pursuant to Section 2.2. The Contributing Parties will pay or provide for payment of all Taxes due and payable on or after the Closing and will file all returns and reports required to be filed on or after the Closing with respect to Taxes imposed on the Owners or the Contributors for all taxable periods or portions thereof ending on or prior to the Closing; provided, however, that real estate and personal property taxes for the current year shall be prorated at the Closing in accordance with the terms and provisions of this Agreement and the Contributing Parties shall have no liability therefor after the Closing or have any obligation to file any returns or reports relating thereto. No later than six months after the Closing (or the due date of the applicable return or report, if prior to the end of such six-month period), the Contributing Parties or their agents shall cause to be filed any and all state and federal income tax returns and reports required to be filed by the Owners or Contributors for the taxable period, if any, ending upon the Closing (collectively, the “Income Tax Returns”). Under no circumstances shall any Owner or Contributor (or its successors and assigns) amend any Income Tax Return of such Owner or Contributor for any taxable period during which any Contributing Party owned an interest in any such Owner or Contributor (“Contributor Tax Period”) unless (i) such amendment shall not result in any additional Taxes, fees, penalties or interest being assessed against or owed by any such Contributing Party, or (ii) the Contributors Representatives shall provide their prior written consent to any such amendment. The parties agree and acknowledge that, upon the Closing: (A) the then current taxable year of each Owner and Contributor for federal and state income tax purposes shall conclude, (B) each such Owner and Contributor shall terminate for federal and state income tax purposes effective upon the Closing and (C) there shall be a closing of the books of each such Owner and Contributor and the profits, losses, credits and other partnership items of each Owner and Contributor shall be allocated among the constituent partners of each such Owner and Contributor for the taxable period ending upon the Closing. The Contributee agrees that it shall cooperate and shall cause each Owner and Contributor to cooperate with the Contributors Representatives and their agents with regard to the preparation and filing of any and all Tax returns and reports hereunder and further agrees that it shall execute or cause to be executed any and all such Tax returns and reports promptly after delivery of such Tax returns and reports by the Contributors Representatives to the Contributee. In the event that any Governmental Authority shall initiate an audit or investigation (collectively, an “Audit”) of any Owner and Contributor or any Income Tax Return of any such Owner and Contributor that pertains to any Contributor Tax Period, the Contributee shall immediately notify the Contributors Representatives of such Audit. The Contributee shall provide the Contributing Parties and their agents with the opportunity to participate in the resolution of any such Audit and the Contributing Parties shall cooperate with the Contributee in the furnishing of information and other activities relating to any such Audit; provided, however, that with respect to any federal or state income Tax Audit that would not result in Tax liability to an Owner or Contributor (or the Operating Partnership or its partners), the Contributing Party shall have such option to control such Audit (provided that the Contributing Party shall consult with the Operating Partnership with regard to any such Audit); provided, further, that without the prior written consent of the Contributors Representatives, neither the Contributee nor any Owner or Contributor (or any successor or assign thereof) (i) shall extend the statute of limitations or period of assessment with regard to any Taxes payable by any Owner or Contributor and attributable to any Contributor Tax Period, or (ii) compromise or settle any Audit, investigation or Tax controversy which would result in any additional Taxes, fees, penalties or interest being assessed against or owed by any Contributing Party or its constituent members.
     Section 17.2 Payment of Current Taxes. The Operating Partnership is hereby authorized by each of the Contributors with respect to its respective Property, in the Operating Partnership’s sole discretion, to file any applicable proceeding for the current tax roll for a reduction of the assessed valuation of the Property. The refund of Taxes, net of all expenses incurred in connection therewith, if any, for any tax year for which the Contributor(s) or the Operating Partnership shall be entitled to share in the refund shall be divided between the appropriate Contributor(s) and the Operating Partnership in accordance with the apportionment of Taxes pursuant to the provisions hereof. No Contributor shall be liable for any such expenses that exceed its apportionment of Taxes.
     Section 17.3 Survival. The provisions of this Article 17 shall survive the Closing.
ARTICLE 18
EMPLOYEE MATTERS
     Concurrently herewith, Royal Apartments and the Operating Partnership have entered into the Agreement Regarding Employee Matters in the form of Exhibit M.

ARTICLE 19
INDEMNIFICATION
     Section 19.1 By the Contributors. Subject to Sections 19.4 and 19.6, each Contributor agrees to severally indemnify, save and hold harmless the Company, the Operating Partnership and their respective directors, officers, employees, agents, attorneys, representatives and affiliates (each, a “Contributee Indemnified Party”), from and against any and all losses (including, without limitation, diminution in value), Taxes, Liabilities, lawsuits, deficiencies and demands (whether or not arising out of third-party claims), including, without limitation, interest, penalties, lost profits and other losses, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (“Damages”), incurred in connection with, arising out of, resulting from or incident to (i) the inaccuracy of any representation or warranty made by such Contributor or its Contributing Parties in this Agreement, Addendum A or the Contributors Closing Documents to which such Contributor is a signatory in any material respect as of the date made or the Closing Date (provided that such representations and warranties qualified as to materiality shall be true and correct in all respects); (ii) the failure of such Contributor to comply with any covenant or agreement set forth in this Agreement; (iii) net adjustments made pursuant to Article 11 that result in a debit to such Contributor to the extent that the amount thereof could not or was not determined pursuant to Article 11 prior to or as of the end of the periods described in Section 11.6, as applicable; (iv) the breach by a Contributor of any of its fiduciary duties (including duties of disclosure) to any other person or entity arising in connection with the transactions contemplated by this Agreement; (v) any document filed or to be filed by or on behalf of the Contributor or any of its partners or any direct or indirect shareholder, partner, member or affiliate of such Contributor (each, a “Covered Contributor Party”) with any Governmental Authority or any other document prepared or distributed by or on behalf of any Covered Contributor Party in connection with the transactions contemplated hereby, including any document distributed in connection with the solicitation of consents to the consummation by the Contributor or the Contributing Party of the transactions contemplated by this Agreement, provided, however, that the foregoing shall not apply to information supplied by the Company or the Operating Partnership in writing to the Covered Contributor Party specifically for inclusion or incorporation by reference in any such document or to any document prepared or filed by the Company or the Operating Partnership; (vi) Liabilities of such Contributor to any partner, member, employee, consultant or agent on account of such person’s present or former interest in or right to participate in the revenues or profits of such Contributor, whether resulting from the purchase, redemption or acquisition of equity interests in such Contributor or the termination of employment or other relationship with such Contributor or otherwise; (vii) the inaccuracy in any material respect of any information supplied by the such Contributor or any Covered Contributor Party in writing to the Contributee specifically for inclusion or incorporation by reference in any document described in clause (v) of Section 19.2; or (viii) all matters set forth on Schedule 7.1(m). In no event will any Contributor be liable for the indemnification obligations of any other Contributor under this Section 19.1.
     Section 19.2 By the Contributee. The Company and the Operating Partnership shall jointly and severally indemnify and save and hold harmless each of the Contributors and their respective directors, officers, partners, employees, agents, attorneys, representatives and affiliates from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) the inaccuracy of any representation or warranty in any material respect as of the date made or deemed made; (ii) the failure to comply with any covenant or agreement of, the Contributee in this Agreement or in any document delivered in connection herewith that survives the Closing; (iii) net adjustments made pursuant to Article 11 that result in a credit to the Contributors to the extent that the amount thereof could not or was not determined pursuant to Article 11 prior to or as of the end of the periods described on Section 11.6, as applicable; (iv) the breach by the Company or the Operating Partnership of any of its fiduciary duties (including duties of disclosure) to any other person or entity arising in connection with the transactions contemplated by this Agreement; (v) any document filed or to be filed by or on behalf of the Company or the Operating Partnership with any Governmental Authority, provided, however, that the foregoing shall not apply to information supplied by the Contributors or any Covered Contributor Party in writing to the Contributee specifically for inclusion or incorporation by reference in any such document or to any document prepared or filed by the Contributors or any Covered Contributor Party; or (vi) the inaccuracy in any material respect of any information supplied by the Company or the Operating Partnership in writing to any Covered Contributor Party specifically for inclusion or incorporation by reference in any document described in clause (v) of Section 19.1.
     Section 19.3 Cooperation. Each indemnified party shall cooperate in all reasonable respects with each indemnifying party and its representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.
     Section 19.4 Insurance. In the event any indemnified party is insured pursuant to an unexpired insurance policy against any occurrence giving rise to any Damages as to which such indemnified party seeks indemnification pursuant to this Article 19, the indemnified party shall promptly give notice of such insurance coverage to the indemnifying party and the indemnifying party shall, in its reasonable discretion, elect either (i) to require the indemnified party to make a claim pursuant to such insurance policy for such Damages and the indemnifying party’s obligation to indemnify the indemnified party shall thereafter be reduced by the amount of insurance proceeds received by the indemnified party as a result of such claim or (ii) to indemnify the indemnified party without requiring a claim to be made by the indemnified party on such insurance policy. In the event the indemnifying party elects to require the indemnified party to make a claim on such insurance policy pursuant to clause (i) above, the indemnifying party shall pay any increase in insurance premiums resulting directly and proximately from such claim by the indemnified party on such insurance policy; provided that if any such increase in such insurance premium is caused by one or more claims on such insurance policy as a result of Damages which are not subject to indemnification pursuant to this Article 19, then the indemnifying party shall be obligated to pay such increase in insurance premiums only to the extent such increase is attributable to claims made by the indemnified party pursuant to clause (i) above. The determination of the amount of such increase in insurance premiums attributable to any claim made pursuant to clause (i) above shall be made by the mutual agreement of the parties acting in good faith. The indemnified party shall provide to the indemnifying party such documentation relating to such increase in insurance premium as shall be reasonably necessary to establish the amount of such increase and shall otherwise cooperate with the indemnifying party in establishing the amount of such increase attributable to the claim made pursuant to clause (i) above.
     Section 19.5 Claims for Indemnification. If a claim for Damages (a “Claim”) is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a “Claim Notice”) to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Article 19. Such Claim Notice shall specify the nature and amount of the Claim asserted, if actually known to the party entitled to indemnification hereunder. If any lawsuit or enforcement action is filed against any party entitled to the benefit or indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event with 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action and it is not reasonably foreseeable that the limitations set forth in this Article 19 as to the amount or scope of indemnification will result in the indemnified party being exposed to the risk of any significant unindemnified liability arising from the matters covered by such lawsuit or action, then the indemnifying party shall be entitled, if its so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnifying party shall be entitled, at the indemnifying party’s cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld or delayed. If the indemnifying party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Article 19 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

     Section 19.6 Right of Offset. Notwithstanding any other provision of this Agreement to the contrary, the Contributee Indemnified Parties shall have the right to offset the amount of any Damages with respect to which the Contributee Indemnified Parties shall be entitled to indemnification hereunder against the Retained Amount applicable to the Contributor or its Property or related Equity Interests that has any indemnification obligations with respect to such Damages, but to no other portion of the Retained Amount. Also notwithstanding any other provision of this Agreement to the contrary, if one or more Claim Notice(s) shall have been filed by or on behalf of a Contributee Indemnified Party and the Claim or Claims described in the Claim Notices have not been resolved, neither the Company nor the Operating Partnership shall be obligated, until all such Claims have been resolved, to distribute any portion of the Retained Amount to the extent that following such distribution the remaining portion of the Retained Amount would be less than the amount of the outstanding Claims.
     Section 19.7 Limitations on Indemnification Obligations.
          (a) Notwithstanding anything to the contrary contained herein, (i) in no event shall any Contributor be liable for any indemnity obligations pursuant to Section 19.1 as to any Contributor until the aggregate amount of the Contributee’s Damages giving rise to such obligations exceeds $25,000 as to such Contributor or its Property or related Equity Interests and (ii) once the aggregate amount of the Contributee’s Damages exceeds $25,000 as to such Contributor or its Property or related Equity Interests, such Contributor’s liability for the indemnity obligations set forth in this Section 19.1 with respect to such Contributor or its Property or related Equity Interests (inclusive of the initial $25,000 in Damages) shall in no event exceed, and the Contributee’s recourse for the indemnity obligations set forth herein as to such Contributor shall be limited to, the Retained Amount relating to such Contributor.
          (b) Notwithstanding anything to the contrary contained herein, (i) in no event shall the Contributee be liable for any indemnity obligations pursuant to Section 19.1 as to any Contributor until the aggregate amount of the Contributor’s Damages giving rise to such obligations exceeds $25,000 as to such Contributor and (ii) once the aggregate amount of the Contributor’s Damages exceeds $25,000, the Contributee’s liability for the indemnity obligations set forth in this Section 19.1 (inclusive of the initial $25,000 in Damages) shall in no event exceed, and the Contributor’s recourse for the indemnity obligations set forth herein shall be limited to, the Retained Amount relating to such Contributor.
     Section 19.8 Survival. It shall be a condition precedent to any indemnified party’s right to indemnification under Sections 19.1 or 19.2 that (a) the event giving rise to such claim for indemnification shall have occurred on or before the expiration of the Survival Period and (b) the indemnified party shall have delivered notice to the indemnifying party specifying the details of such claim in accordance with Section 19.5 on or before the expiration of the Survival Period.
     Section 19.9 Payment of Indemnification Obligations. In the event that any indemnified party is entitled to indemnification hereunder from an indemnifying party, the amount of such indemnification pursuant to the terms of this Article 19 (the “Indemnification Amount”) shall be immediately due and payable. Notwithstanding anything to the contrary in the prior sentence, the Contributee agrees that it shall have recourse to and shall seek payment as set forth in Section 19.6. To any extent any indemnifying party fails to pay the Indemnification

Amount within five days of a final determination, the Indemnification Amount shall accrue interest for the benefit of the indemnified party at a rate per annum equal to the prime rate announced from time to time by Citibank N.A. plus 2.0%, compounded quarterly, until paid.
ARTICLE 20
NOTICE
     All notices, demands, requests, or other writings in this Agreement provided to be given, made or sent, or which may be given, made or sent, by any party hereto to another, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

If to the Contributee:

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
Attention: Mr. William C. Bayless, Jr.
Phone: (512) 732-1000
Fax: (512) 494-0603

with a copy to:

Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
Attention: Bryan L. Goolsby, Esq.
Phone: (214) 740-8000
Facsimile: (214) 740-8800

If to the Contributors:

Royal Properties
1605 South State Street, Suite 112
Champaign, Illinois 61820
Attention: Mr. Michael Henneman
Phone: (217) 356-8888
Fax: (217) 356-9205

with a copy to:

Dykema Gossett PLLC
10 South Wacker Drive, Suite 2300
Chicago, Illinois 60606
Attention: Misty Gruber, Esq.
Phone: (312) 627-2122
Fax: (312) 876-1155
or to such other address as either party may from time to time designate by written notice to the other. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 5:00 p.m., Central time, on a Business Day (if sent later, then notice shall be deemed given on the next Business Day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.
ARTICLE 21
MISCELLANEOUS
     Section 21.1 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing for the Survival Period; provided, however, that the representations and warranties set forth in Sections 7.1(u) and (v) shall survive the Closing indefinitely.
     Section 21.2 Entire Agreement; Third-Party Rights. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     Section 21.3 Amendment. This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by each party hereto.
     Section 21.4 Assignment. Except as expressly provided or contemplated herein, no party may assign this Agreement or any interest therein to any other person without the prior written consent of the other parties hereto; provided, however, that, at the request of the Operating Partnership, the Property and/or the Equity Interests shall be contributed to a subsidiary of the Operating Partnership.
     Section 21.5 Governing Law. In any Action brought under this Agreement, or in which this Agreement is construed, the law to be applied (the “Governing Law”) shall be as follows: (i) if the Action relates specifically to one or more Property which is or are located entirely in one state, the Governing Law shall be the law of such state; and (ii) in Actions other than those described in clause (i), Governing Law shall be the laws of the State of Maryland.

     Section 21.6 Jurisdiction. ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING OUT OF THIS AGREEMENT OR RELATED HERETO OR THE SUBJECT MATTER HEREOF, WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF THE GOVERNING LAW. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF THE GOVERNING LAW AS SET FORTH ABOVE. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT A PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OR EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
     Section 21.7 Section Headings. The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.
     Section 21.8 Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
     Section 21.9 No Other Rights or Obligations. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between any of the Contributors and the Contributee.
     Section 21.10 Counterparts. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.
     Section 21.11 Construction. All references herein to any Article, Section, Schedule or Exhibit shall be to the Articles and Sections of this Agreement and to the Schedules and Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Schedules and Exhibits annexed hereto are, by this reference, incorporated herein.
     Section 21.12 Contributors Representatives. Any approval, consent, mutual satisfaction or similar determination required to be made hereunder by the Contributors or any person included within such the Contributors shall be granted exclusively by anyone of the Contributors Representatives.
     Section 21.13 Attorneys’ Fees. In the event of any litigation, bankruptcy proceeding or alternative dispute resolution between the Contributee and any of the Contributors, in connection with this Agreement or the transactions contemplated herein, the party that fails to substantially prevail in such litigation, bankruptcy proceeding or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys’ fees incurred by the substantially prevailing party both at the trial level and on appeal. The provisions of this Section 21.13 shall survive the Closing.
     Section 21.14 Interpretation. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.
     Section 21.15 Radon. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given to the Contributee.
     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.
     Section 21.16 1031 Exchange. The Contributee agrees to accommodate and cooperate with the Contributing Parties in structuring the transfer of the portion of the Property or the Equity Interests attributable to the cash portion of the Contribution Value (the “Exchange Portion”) as an exchange of property held for productive use in a trade or business or for investment within the meaning of the Code (a “Like-Kind Exchange”). In connection with such tax deferred exchange, (a) the Contributing Parties may assign the Purchase and Sale Agreement and the right to acquire the Exchange Portion to a qualified intermediary (provided such assignment shall have no effect upon the obligations or liability of the Contributee hereunder), (b) the Contributing Parties may share information regarding the transactions hereunder on an “as needed” basis with one or more sellers of potential replacement real estate with regard to such Like-Kind Exchange, and (c) the parties agree to execute such documents as may be reasonably required to effect such exchange. In no event shall the Operating Partnership be required to take title to any property other than the Property and the Equity Interests, and no party shall be required to incur any additional expense or liability. The Contributing Parties shall indemnify, defend, protect and hold harmless the Operating Partnership, the Contributors and the Owners from and against any and all claims arising from or in connection with (i) structuring any portion of the transactions contemplated by this Agreement as a Like-Kind Exchange or (ii) the execution of any documents in connection with the Like-Kind Exchange. Under no circumstances shall structuring the transaction contemplated by this Agreement as a Like-Kind Exchange delay the Closing. The failure of the contemplated transaction to qualify as a Like-Kind Exchange shall in no way defeat or otherwise compromise the contribution of the Property and the Equity Interests from the Contributors to the Operating Partnership or its designees.
     Section 21.17 Waiver of Jury Trial. The parties hereto hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury with respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement, or any document contemplated to be executed in conjunction herewith, or actions of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

AMERICAN CAMPUS COMMUNITIES, INC.

By:
William C. Bayless, Jr.
President and Chief Executive Officer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its general partner

By:
William C. Bayless, Jr.
President

ROYAL TALLAHASSEE PARTNERSHIP

By:
Michael J. Henneman
General Partner

By:	Keeling Family Irrevocable Trust u/t/a dated 12/31/92
General Partner

Michael J. Henneman, attorney in fact

By:	Rodrick L. Schmidt
General Partner

Michael J. Henneman, attorney in fact

By:	David F. Keeling
General Partner

Michael J. Henneman, attorney in fact

By:	Arthur J. Thoma
General Partner

Michael J. Henneman, attorney in fact

ROYAL TALLAHASSEE PARTNERSHIP II LIMITED PARTNERSHIP

By:
Michael J. Henneman
General Partner

By:	Rodrick L. Schmidt
General Partner

Michael J. Henneman, attorney in fact

By:	Eric S. Worner
General Partner

Michael J. Henneman, attorney in fact

By:	David F. Keeling
General Partner

Michael J. Henneman, attorney in fact

ROYAL TALLAHASSEE III PARTNERSHIP

By:
Michael J. Henneman General Partner

By:	Keeling Family Irrevocable Trust u/t/a dated 12/31/92
General Partner

Michael J. Henneman, attorney in fact

By:	Rodrick L. Schmidt
General Partner

Michael J. Henneman, attorney in fact

By:	David F. Keeling
General Partner

Michael J. Henneman, attorney in fact

By:	Eric S. Worner
General Partner

Michael J. Henneman, attorney in fact

ROYAL LEXINGTON LIMITED PARTNERSHIP

By:	Royal Lexington General Partnership, an Illinois general partnership, its general partner

By:	David F. Keeling
General Partner

Michael J. Henneman, attorney in fact

By:
Michael J. Henneman
General Partner

By:	Rodrick L. Schmidt
General Partner

Michael J. Henneman, attorney in fact

By:	Eric S. Worner
General Partner

Michael J. Henneman, attorney in fact

ROYAL GAINESVILLE LIMITED PARTNERSHIP

By:	Gainesville Partners, an Illinois general partnership, its general partner

By:
Michael J. Henneman
General Partner

By:	Rodrick L. Schmidt
General Partner

Michael J. Henneman, attorney in fact

By:	Eric S. Worner
General Partner

Michael J. Henneman, attorney in fact

By:	David F. Keeling
General Partner

Michael J. Henneman, attorney in fact

ROYAL ORLANDO LIMITED PARTNERSHIP

By:	Royal Orlando Northgate L.L.C., an Illinois limited liability company

By:
Michael J. Henneman
Manager

By:
Rodrick L. Schmidt
Manager

By:
Eric S. Worner
Manager

Royal Tucson Entrada Real Limited Partnership (f/k/a Royal Tuscon Limited Partnership)

By:	Royal Tucson, L.L.C., an Illinois limited liability company, its general partner

By:
Michael J. Henneman
Manager

By:
Rodrick L. Schmidt
Manager

Royal Texas – Tennessee Limited Partnership

By:	Royal Texas-Tennessee LLC, an Illinois limited liability company, its general partner

By:	RSMH Texas-Tennessee LLC, an Illinois limited liability company, its manager

By:
Michael J. Henneman
Manager and Member

By:
Rodrick L. Schmidt
Manager and Member

RAIDERS PASS PHASE II LIMITED PARTNERSHIP

By:	Raiders Pass Phase II LLC, an Illinois limited liability company, its general partner

By:	RSMH Raiders Pass Phase II LLC, an Illinois limited liability company, its manager

By:
Michael J. Henneman
Manager

By:
Rodrick L. Schmidt
Manager

ROYAL TEXAS – TENNESSEE II LP

By:	Royal Texas-Tennessee II LLC, an Illinois limited liability company, its general partner

By:
RSMH Texas-Tennessee II LLC, an Illinois limited liability company, its manager

By:
Michael J. Henneman
Manager and Member

By:
Rodrick L. Schmidt
Manager and Member

ROYAL SAN MARCOS L.P.

By:	Royal San Marcos LLC, an Illinois limited liability company

By:	RSMH San Marcos LLC, an Illinois limited liability company, its manager

By:
Michael J. Henneman
Member and Manager

By:
Rodrick L. Schmidt
Member and Manager

ROYAL SAN ANTONIO L.P.

By:	Royal San Antonio LLC, an Illinois limited liability company, its general partner

By:
RSMH San Antonio LLC, an Illinois limited liability company, its manager

By:	Schmidt Family Trust, its manager

By:
Rodrick L. Schmidt
Trustee

By:	Henneman Family Trust, its manager

By:

Michael J. Henneman
Trustee

As to Sections 3.6 and 9.1 and Article 18 only: ROYAL APARTMENTS USA, INC.

By:
Name:
Title:

JOINDER BY ESCROWEE
     The Escrowee has executed this Agreement in order to confirm that the Escrowee has received a copy fully executed by Contributors and Contributee and to evidence the Escrowee’s agreement that it will hold the Initial Deposit and the Earnest Money the interest earned thereon, in escrow, and shall disburse the Initial Deposit and the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

HERITAGE TITLE COMPANY

By:
Name:
Title:
December ____, 2005